Post-Qualification Amendment No. 9

File No. 024-11869

This Post-Qualification Amendment No. 9 amends the Offering Statement of Ark7 Properties Plus LLC originally qualified on July 27, 2022, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR DATED JUNE 3, 2024

Ark7 Properties Plus LLC

(A DELAWARE SERIES LIMITED LIABILITY COMPANY)

1 Ferry Building, Ste 201

San Francisco, CA 94111

www.ark7.com

Series	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)
Series #DIVTU Interest
Per Share	$ 100.00	$ 1.00	$ 99.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 305,000.00	$ 3,050.00	$ 301,950.00

Series #OJXLW Interest*
Per Share	$ 100.00	$ 1.00	$ 99.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 260,000.00	$ 2,600.00	$ 257,400.00

Series #ZAUH4 Interest*
Per Share	$ 100.00	$ 1.00	$ 99.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 240,000.00	$ 2,400.00	$ 237,600.00

Series #EYPIR Interest*
Per Share	$ 100.00	$ 1.00	$ 99.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 260,000.00	$ 2,600.00	$ 257,400.00

Series #5VCTK Interest*
Per Share	$ 100.00	$ 1.00	$ 99.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 275,000.00	$ 2,750.00	$ 272,250.00

Series #ET8BV Interest*
Per Share	$ 100.00	$ 1.00	$ 99.00
Total Minimum	N/A	N/A	N/A
Total Maximum	$ 275,000.00	$ 2,750.00	$ 272,250.00

____________________

* Denotes series submitted for qualification by the Commission in this Post-Qualification Amendment No. 9.

  The company has engaged Dalmore Group, LLC, member FINRA/SIPC ("Dalmore"), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission, approximately the following amounts for each Series:

SERIES	AMOUNT*
Series #DIVTU	$ 3,050.00
Series #OJXLW	$ 2,600.00
Series #ZAUH4	$ 2,400.00
Series #EYPIR	$ 2,600.00
Series #5VCTK	$ 2,750.00
Series #ET8BV	$ 2,750.00

However, it does not include the one-time expense allowance of $5,000, or consulting fees of $20,000 payable by the company to Dalmore. See "Plan of Distribution" for details. The company intends to distribute all offerings of the Series #DIVTU, Series #OJXLW, Series #ZAUH4, Series #EYPIR, Series #5VCTK, and Series #ET8BV Interests and other Series Interests (individually a Series Interest and collectively, the "Series Interests") in any series of the company principally through Ark7 Properties Plus LLC as described in greater detail under "Plan of Distribution and Subscription Procedure."

  The company anticipates approximately $16,150 of the proceeds from the Series Interests purchased will be used for offering expenses in fees to Dalmore. These numbers do not include state filing fees.

There is no minimum subscription per investor.

This offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the United States Securities and Exchange Commission (the "Commission" or "SEC"). At least every 12 months after this offering has been qualified by the SEC the company will file a post-qualification amendment to include the company's recent financial statements. In addition, the company may periodically file a post-qualification amendment to include additional Series Interests to this offering. No escrow agent has been engaged for this offering and hold funds tendered by investors will be held in a segregated account controlled by the company.

See Plan of Distribution. No escrow account administered by an escrow agent has been established for this offering. Funds tendered by investors will be held in a segregated account controlled by the company. The company may undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 business days, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings every 7 business days. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See "Risk Factors" on page 11.

The company is following the "Offering Circular" format of disclosure under Regulation A.

In the event that the company becomes a reporting company under the Securities Exchange Act of 1934, the company intends to take advantage of the provisions that relate to "Emerging Growth Companies" under the JOBS Act of 2012. See "Summary - Implications of Being an Emerging Growth Company."

In this Offering Circular, the terms "Ark7 Properties Plus LLC" "APPL" "we," "us, "our," the "company" and similar terms refer to Ark7 Properties Plus LLC, a Delaware series limited liability company.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

I

Implications of Being an Emerging Growth Company

The company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") because the company is not registering its securities under the Exchange Act. Rather, the company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

  annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer's securities, executive officers and directors and certain executive compensation information, management's discussion and analysis ("MD&A") of the issuer's liquidity, capital resources, and results of operations, and two years of audited financial statements), semiannual reports (including disclosure primarily relating to the issuer's interim financial statements and MD&A) and current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the company's offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the company may immediately suspend its ongoing reporting obligations under Regulation A.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the company:

  will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
  will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as "compensation discussion and analysis");
  will not be required to obtain a non-binding advisory vote from its interest holders on executive compensation or golden parachute arrangements (commonly referred to as the "say-on-pay," "say-on-frequency" and "say-on-golden-parachute" votes);
  will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
  may present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
  will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, the company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The company's election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

II

Under the JOBS Act, the company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the company would cease to be an "emerging growth company" if it has more than $1.07 billion in annual revenues, have more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the company may also qualify, once listed, as a "smaller reporting company" under the Commission's rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

III

SERIES OFFERING TABLE

The table below shows key information related to the offering of each Series, as of June 3, 2024. Please also refer to "The Company's Business - Property Overview" and "Use of Proceeds" for further details.

Series Name	Underlying Assets	Offering Price per Interest	Maximum Offering Size	Minimum/Maximum Subscribed Series Interests (1)	Initial Qualification Date (2)	Open Date (3)	Closing Date	Status
Series #WGI3Z	11679 W Madero Dr, Arizona City, AZ 85123	$ 32.00	$ 363,200.00	0 = Minimum 11,350 = Maximum	July 27, 2022	July 27, 2022	December 29, 2022	Closed
Series #0XYT6	2105 Silver Leaf Dr, Mesquite, TX 75181	$ 20.00	$ 475,000.00	0 = Minimum 23,750 = Maximum	September 16, 2022	September 16, 2022	April 8, 2023	Closed
Series #ZIE3T	2507 Decoy Dr, Mesquite, TX 75181	$ 20.00	$ 455,000.00	0 = Minimum 22,750 = Maximum	September 16, 2022	September 16, 2022	August 16, 2023	Closed
Series #JTDXY	2300 Homestead Dr, Mesquite, TX 75181	$ 20.00	$ 450,000.00	0 = Minimum 22,500 = Maximum	September 16, 2022	September 16, 2022	September 20, 2023	Closed
Series #FTWDS	1527 Iris Walk, Jonesboro, GA 30238	$ 20.00	$ 265,000.00	0 = Minimum 13,250 = Maximum	December 22, 2022	December 22, 2022	June 9, 2023	Closed
Series #P7FJ5	1541 Iris Walk, Jonesboro, GA 30238	$ 20.00	$ 265,000.00	0 = Minimum 13,250 = Maximum	December 22, 2022	December 22, 2022	September 23, 2023	Closed
Series #WRA7O	4263 Cadence Loop, LAND O LAKES, FL 34638	$ 20.00	$ 615,000.00	0 = Minimum 30,750 = Maximum	December 22, 2022	December 22, 2022	June 13, 2023	Closed
Series #SOV9W	2113 W Gladys Ave, Unit 3S, Chicago, IL 60612	$ 100.00	$ 260,000.00	0 = Minimum 2,600 = Maximum	September 21, 2023	September 21, 2023	September 28, 2023	Closed
Series #QGXF0	704 S Lincoln Ave, Urbana, IL 61801	$ 100.00	$ 410,000.00	0 = Minimum 4,100 = Maximum	September 21, 2023	September 21, 2023	November 1, 2023	Closed
Series #RPFUV	3405 Commonwealth Ave, Unit C, Alexandria, VA 22305	$ 100.00	$ 290,000.00	0 = Minimum 2,900 = Maximum	November 20, 2023	November 20, 2023	December 26, 2023	Closed
Series #NHMOP	215 Piedmont Ave NE, Unit 205, Atlanta, GA 30308	$ 100.00	$ 216,000.00	0 = Minimum 2,160 = Maximum	November 20, 2023	November 20, 2023	May 15, 2024	Closed
Series #ORHOF	215 Piedmont Ave NE, Unit 407, Atlanta, GA 30308	$ 100.00	$ 250,000.00	0 = Minimum 2,500 = Maximum	May 7, 2024	May 7, 2024	May 21, 2024	Closed
Series #DIVTU	215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308	$ 100.00	$ 305,000.00	0 = Minimum 3,050 = Maximum	May 7, 2024	May 7, 2024	[__________]	Open
Series #OJXLW*	228 W Norway St, Walnut Springs, TX 76690	$ 100.00	$ 260,000.00	0 = Minimum 2,600 = Maximum	[__________]	[__________]	[__________]	Pending
Series #ZAUH4*	516 W Live Oak St, Dublin, TX 76446	$ 100.00	$ 240,000.00	0 = Minimum 2,400 = Maximum	[__________]	[__________]	[__________]	Pending
Series #EYPIR*	655 E Live Oak St, Dublin, TX 76446	$ 100.00	$ 260,000.00	0 = Minimum 2,600 = Maximum	[__________]	[__________]	[__________]	Pending
Series #5VCTK*	3616 Redbird St, Waco, TX 76705	$ 100.00	$ 275,000.00	0 = Minimum 2,750 = Maximum	[__________]	[__________]	[__________]	Pending
Series #ET8BV*	215 Piedmont Ave NE, Unit 909, Atlanta, GA 30308	$ 100.00	$ 275,000.00	0 = Minimum 2,750 = Maximum	[__________]	[__________]	[__________]	Pending

Asterisks (*) denote series submitted for qualification by the SEC in this Post-Qualification Amendment No. 9 to the offering statement of which this Offering Circular forms a part.

____________________

  For open offerings, each row states, with respect to the given offering, the minimum and maximum number of Series Interests offered and the number of subscriptions for Series Interests received as of the date of this Offering Circular, but the closing of such offering has not yet taken place. For any closed offerings, each row would state the actual number of Series Interests sold.
  For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.
  For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

IV

SUMMARY

This Offering Circular Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in the company's Series Interests, you should carefully read this entire Offering Circular, including the company's financial statements and related notes. You should also consider, among other information, the matters described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company

Ark7 Properties Plus LLC, a Delaware series limited liability company formed on March 17, 2022 ("APPL"). Ark7 Inc., a Delaware corporation ("Ark7") is the managing member of APPL (the "Managing Member"). The purpose of the company is to establish separate series for the holding of properties to be acquired by the company.

Ark7 is a real estate investment platform that allows individual investors to have direct access to quality real estate investment opportunities and invest in the units of each property.

Investors in this offering will acquire Series Interests in a Series of the company, each of which is a separate registered series of the company for purposes of assets and liabilities.

The core asset of each series will be the specific property associated with that series, and the liabilities will be those incurred during the operation of that asset. Owners of interests in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific property owned by that series. For example, an investor who acquired Series Interests in Series #WGI3Z will only have assets, liabilities, profits, leverage-related debts, and losses pertaining to the property located at 11679 W Madero Dr, Arizona City, AZ 85123.

Ark7 will serve as the asset manager responsible for managing each Series' Underlying Asset (the "Asset Manager") as described in the Asset Management Agreement between Ark7 Inc. and each series of Ark7 Properties Plus LLC.

Ark7 will serve as the Managing Member responsible for the day-to-day management of the company and each registered series.

Organizational Chart

For ease of understanding the company's business structure, it has included the organizational chart below.

Each property that we acquire will be owned by a separate series of our company that we will establish to acquire that series. Our Managing Member will source the property to be acquired by the series.

In most instances, we intend for the Managing Member to provide a loan to the series to acquire the property directly from the seller. Once the property is acquired by the series, we intend to make ownership of the series available to investors through an offer and sale of securities under Tier 2 of Regulation A. Proceeds of each offering will be used to repay the loan from our Managing Member, offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, along with building a reserve for property improvements and working capital.

Alternatively, our Managing Member may acquire the property from the seller, and the proceeds of the offering will be used for the series to purchase the property from the Managing Member, along with offering expenses, securities brokerage expenses, and the Sourcing Fee to the Managing Member, and building a reserve for property improvements and working capital.

Investment Approach and Strategy Overview

  Our Investment Objectives include generating steady income from managed properties, fostering long-term capital appreciation with moderate to no leverage, and prioritizing capital preservation through meticulous property selection and management practices.
  Our Investment Criteria includes targeting single-family homes aligning with our investment philosophy and management capabilities, acquiring properties priced between a certain range to diversify our portfolio and appeal to broad market segments, preferring homes requiring minimal post-acquisition improvements to expedite rental readiness and reduce initial capital expenditure, and selecting properties in desirable travel destinations or near universities to capitalize on consistent rental demand and income potential.
  Our Investment Strategy revolves around targeting properties that meet stringent investment criteria to enhance potential return on investment, emphasizing high occupancy rates and enhancing tenant experience to sustain revenue generation post-acquisition, using leverage judiciously to amplify cash returns while maintaining a conservative debt profile to manage financial risk effectively.

By adhering to these principles and strategically focusing on dynamic urban environments exhibiting growth and resilience, Ark7 Properties Plus LLC aims to build a portfolio of properties that not only generate consistent income but also appreciate in value over time. However, it's important to acknowledge that despite our diligence, investment outcomes are subject to market fluctuations and inherent risks within the real estate sector.

Offering Summary

The Series #DIVTU Offering

Maximum Offering Amount	Up to $ 305,000.00 of Series #DIVTU Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$ 100.00 per Series #DIVTU Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #DIVTU will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #DIVTU Interest: 10

Series Interests outstanding after the offering	Series #DIVTU Interest: 3,050

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 9,150.00	Series #DIVTU	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #DIVTU	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$ 3,050.00	Series #DIVTU	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$ 25,000	Ark7 Properties Plus LLC	Dalmore

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #DIVTU.
  The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay it a share of $25,000, determined by the Managing Member. Series #DIVTU is responsible for $1,389. Series #DIVTU intends to reimburse Ark7 Properties Plus LLC $1,389 with proceeds from this Offering. In the event that Series #DIVTU does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #DIVTU.

The Series #OJXLW Offering

Maximum Offering Amount	Up to $ 260,000.00 of Series #OJXLW Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$ 100.00 per Series #OJXLW Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #OJXLW will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #OJXLW Interest: 10

Series Interests outstanding after the offering	Series #OJXLW Interest: 2,600

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 7,800.00	Series #OJXLW	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #OJXLW	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$ 2,600.00	Series #OJXLW	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$ 25,000	Ark7 Properties Plus LLC	Dalmore

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #OJXLW.
  The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay it a share of $25,000, determined by the Managing Member. Series #OJXLW is responsible for $1,389. Series #OJXLW intends to reimburse Ark7 Properties Plus LLC $1,389 with proceeds from this Offering. In the event that Series #OJXLW does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #OJXLW.

The Series #ZAUH4 Offering

Maximum Offering Amount	Up to $ 240,000.00 of Series #ZAUH4 Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$ 100.00 per Series #ZAUH4 Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #ZAUH4 will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #ZAUH4 Interest: 10

Series Interests outstanding after the offering	Series #ZAUH4 Interest: 2,400

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 7,200.00	Series #ZAUH4	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #ZAUH4	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$ 2,400.00	Series #ZAUH4	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$ 25,000	Ark7 Properties Plus LLC	Dalmore

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #ZAUH4.
  The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay it a share of $25,000, determined by the Managing Member. Series #ZAUH4 is responsible for $1,389. Series #ZAUH4 intends to reimburse Ark7 Properties Plus LLC $1,389 with proceeds from this Offering. In the event that Series #ZAUH4 does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #ZAUH4.

The Series #EYPIR Offering

Maximum Offering Amount	Up to $ 260,000.00 of Series #EYPIR Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$ 100.00 per Series #EYPIR Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #EYPIR will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #EYPIR Interest: 10

Series Interests outstanding after the offering	Series #EYPIR Interest: 2,600

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 7,800.00	Series #EYPIR	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #EYPIR	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$ 2,600.00	Series #EYPIR	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$ 25,000	Ark7 Properties Plus LLC	Dalmore

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #EYPIR.
  The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay it a share of $25,000, determined by the Managing Member. Series #EYPIR is responsible for $1,389. Series #EYPIR intends to reimburse Ark7 Properties Plus LLC $1,389 with proceeds from this Offering. In the event that Series #EYPIR does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #EYPIR.

The Series #5VCTK Offering

Maximum Offering Amount	Up to $ 275,000.00 of Series #5VCTK Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$ 100.00 per Series #5VCTK Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #5VCTK will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #5VCTK Interest: 10

Series Interests outstanding after the offering	Series #5VCTK Interest: 2,750

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 8,250.00	Series #5VCTK	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #5VCTK	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$ 2,750.00	Series #5VCTK	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$ 25,000	Ark7 Properties Plus LLC	Dalmore

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #5VCTK.
  The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay it a share of $25,000, determined by the Managing Member. Series #5VCTK is responsible for $1,389. Series #5VCTK intends to reimburse Ark7 Properties Plus LLC $1,389 with proceeds from this Offering. In the event that Series #5VCTK does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #5VCTK.

The Series #ET8BV Offering

Maximum Offering Amount	Up to $ 275,000.00 of Series #ET8BV Interests to be acquired pursuant to a Subscription Agreement are being offered on a "best efforts" basis.

Minimum Offering Amount	None.

Price Per Security	$ 100.00 per Series #ET8BV Interest

Minimum Investment	One Series Interest per investor.

Use of Proceeds

The proceeds from the sale of Series #ET8BV will be used for general working capital, repayment of loans to the company's Managing Member, create a maintenance reserve for the applicable Underlying Asset, pay brokerage commissions to Dalmore, pay offering expenses, and pay the Sourcing Fee.

Series Interests outstanding before the offering	Series #ET8BV Interest: 10

Series Interests outstanding after the offering	Series #ET8BV Interest: 2,750

Broker Fees and Related Party Fees

Payment	Description	Amount	Payor	Payee
Sourcing Fee	No greater than 3% of the maximum offering size.	$ 8,250.00	Series #ET8BV	Ark7 Inc.
Asset Management Fee (1)	Equal to 15 % of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.	TBD	Series #ET8BV	Ark7 Inc.
Dalmore Commission	1% commission (assuming a fully subscribed offering).	$ 2,750.00	Series #ET8BV	Dalmore
Dalmore Fees (2)	One-time expense allowance of $5,000, Consulting fees of $20,000	$ 25,000	Ark7 Properties Plus LLC	Dalmore

____________________

  The company notes that this fee may be up to 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Whether it is 15% or less will be determined for each Series by the Managing Member in its sole discretion. The Managing Member, Ark7, has determined the Asset Management Fee is 15% for Series #ET8BV.
  The company notes that the cumulative fee of $25,000 was paid to Dalmore by Ark7 Properties Plus LLC. The company intends for each current and future Series to pay it a share of $25,000, determined by the Managing Member. Series #ET8BV is responsible for $1,389. Series #ET8BV intends to reimburse Ark7 Properties Plus LLC $1,389 with proceeds from this Offering. In the event that Series #ET8BV does not raise the maximum offering amount, Ark7 Properties Plus LLC will waive the remaining amount owed by Series #ET8BV.

Selected Risks

The company's business is subject to a number of risks and uncertainties, including those highlighted in the section titled "Risk Factors" immediately following this summary. These risks include, but are not limited to, the following:

  An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset.
  Liability of investors between series of interests.
  Each Series Interest will rely on its Managing Member, Ark7 to manage each property.
  If Ark7, the company's Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer.
  Ark7 Inc. is both the Asset Manager and the Managing Member, and compensation terms were not determined on an arm's length basis.
  There is competition for time among the various entities sharing the same management team.
  There is currently no trading market for the company's securities.
  The company has limited operating history for investors to evaluate.
  Possible Changes in Federal Tax Laws make it impossible to giver certainty to the tax treatment of any series of interest.
  The company's consolidated financial statements include a going concern opinion.
  The company may not raise sufficient funds to achieve its business objectives.
  The company's management has full discretion as to the use of proceeds from the offering.
  If the company does not raise the maximum offering amount, the Series will have to service the debt to a related party, Ark7, pursuant to the intercompany loan agreement and Asset Management Agreement.
  If the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund planned renovations.
  The purchase prices for the Series Interests have been arbitrarily determined.
  If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.
  Competition with other parties entering real estate investment business may reduce the company's profitability.
  The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company.
  The company's real estate and real estate-related assets will be subject to the risks typically associated with real estate.
  The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.
  The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed.
  An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset.
  The company may decide to sell an Underlying Asset which could conflict with an investor's interests.
  A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets.
  Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors.
  Costs imposed pursuant to governmental laws and regulations may reduce the company's net income and the cash available for distributions to its investors.
  The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company's investors.
  Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.
  Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company's cash flows and the return on investment.
  The company's Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.
  Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the Agreement.
  The company's results of operations may be negatively impacted by the coronavirus outbreak.
  Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company's business.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an offering constitutes only an investment in that Series and not in the company or any Underlying Asset. A purchase of Series Interests in a Series does not constitute an investment in either the company or an Underlying Asset directly, or in any other Series Interest. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Series Limited Liability Company Agreement of Ark7 Properties dated March 17, 2022, (the "Operating Agreement") of the company, described further herein. Investors will have limited voting rights. Thus, the Managing Member and the Asset Manager retain significant control over the management of the company, each Series and the Underlying Assets.

Furthermore, because the Interests in a Series do not constitute an investment in the company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, before distributions are made to the holders, the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

Liability of investors between series of interests. The company is structured as a Delaware series limited liability company that issues a separate series of interests for each Underlying Asset. Each series of interests will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the "LLC Act"), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests.

Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.

If the company's series limited liability company structure is not respected, then investors may have to share any liabilities of the company with all investors and not just those who hold the same series of interests as them. Furthermore, while the company intends to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Series Interests, or the likelihood of any distributions being made by a particular Series to its investors.

In addition, the company is not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the company generally where the assets of such other series of interests or of the company generally are insufficient to meet its liabilities.

Each Series Interest will rely on its Managing Member, Ark7 to manage each property. Following the acquisition of any Underlying Asset, the Underlying Asset will be managed by Ark7. In addition, Ark7 will be entitled to certain fees in exchange for its day-to-day operations of each Underlying Asset. Any compensation arrangements will be determined by Ark7 sitting on both sides of the table and will not be an arm's length transaction.

If Ark7, the company's Asset Manager, fails to retain its key personnel, the company may not be able to achieve its anticipated level of growth and its business could suffer. The company's future depends, in part, on Ark7's ability to attract and retain key personnel. Its future also depends on the continued contributions of the executive officers and other key personnel of Ark7, each of whom would be difficult to replace.

In particular, Yizhen Zhao, who is the Chief Executive Officer of Ark7, is critical to the management of the company's business and operations and the development of its strategic direction. The loss of the services of Mr. Zhao or other executive officers or key personnel of Ark7 and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the company's business objectives.

Ark7 Inc. is both the Asset Manager and the Managing Member. Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company and much smaller, if any, distributions made to the investors.

Further, the fees to be paid to the Managing Member and Asset Manager were determined internally, by the company and Ark7 and the company did not rely on any independent assessment of market rates. Accordingly, the determination of fees was not made at arm's length and may result in (i) smaller distributions made to investors, if any at all, (ii) the interference with the sound and profitable operation of the company and (iii) the fees paid to the Managing Member and Asset Manager may be higher than the fees that would be paid to an unaffiliated third party given the lack of an independent assessment as to the determination of the fees.

There may be competition for time among the various entities sharing the same management team. Currently, Ark7 is the Managing Member of Ark7 Properties and each series identified under "Series Offering Table" above. Ark7 intends to also be the Managing Member of future Series. It is foreseeable that at certain times the various entities will be competing for time from the management team.

There is currently no trading market for the company's securities. There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. If an active public or private trading market for the Securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Series Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The company has limited operating history for investors to evaluate. The company was recently formed and the Series formed have generated limited revenues and have limited operating history upon which prospective investors may evaluate their performance. Further, the Series included as part of this post-qualification amendment have no operating history at all. No guarantee can be given that the company or any Series Interest will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

The company's consolidated financial statements include a going concern opinion. The company's financial statements were prepared on a "going concern" basis. Certain matters, as described in the accompanying financial statements, indicate there may be substantial doubt about the company's ability to continue as a going concern. Specifically, the company is newly formed and has not generated revenue from operations. The company will require additional capital until revenue from operations are sufficient to cover operational costs. Successful development of the company and ultimately the attainment of profitable operations is dependent upon future events including adequate financing, continuous support from Ark7, general and economic conditions on the real estate market and achieving a level of income adequate to support the company's cost structure. Therefore, there is substantial doubt about the ability of the company to continue as a going concern.

We may face challenges in securing mortgage financing, particularly in states or with lenders that do not fully recognize or respect the series limited liability company structure, potentially increasing risks to our properties. A series limited liability company structure may not be universally recognized or respected, especially in certain states or by certain lenders. As a result, when seeking mortgage financing, a series within our company may encounter obstacles or limitations due to the lack of recognition of this unique legal framework. In instances where our series LLC structure is not acknowledged, there are potential implications for mortgage transactions. For example, lenders may require our company, rather than the specific series, to act as the borrower and hold title to the property on behalf of the series. This arrangement could complicate matters in the event of default on a loan. If we default on a mortgage secured by a property, there's a risk that the lender may seek to foreclose on other properties held by different series within our company, for which we hold title. This scenario could expose investors to unforeseen liabilities and risks beyond those associated with the specific series in which they have invested.

A series may encounter difficulties in securing financing on favorable terms or even securing financing at all, potentially hindering its ability to pursue growth opportunities and meet financial obligations. In the pursuit of growth and expansion, a series may seek additional capital through debt financing from various sources. However, securing financing may prove challenging, especially if favorable terms cannot be negotiated or if financing options are limited or unavailable. Should financing be obtained, it may come with unfavorable terms, including high interest rates, stringent repayment terms, or restrictive covenants. These covenants may limit a series' ability to take certain actions, such as incurring additional debt, making capital expenditures, or paying dividends to investors. Such restrictions could potentially constrain the series' operational flexibility and hinder its ability to execute its business strategies effectively. Furthermore, the availability of additional debt financing may be subject to market conditions, timing constraints, and the financial health of the series. In cases where financing is not readily accessible, a series may face challenges in pursuing growth initiatives, acquiring new properties, or meeting existing financial obligations. This could have adverse implications for the series' ability to generate returns for investors and distribute dividends.

A series that initially purchases a property outright but later decides to finance it may face increased risks related to its ability to meet debt service obligations, potentially impacting its financial condition, cash flow, and ability to distribute dividends to investors. Additionally, properties acquired without financing have a different risk profile compared to those acquired with mortgage financing. Properties with financing must meet debt service obligations, and any inability to do so could adversely affect a series' financial condition, results of operations, cash flow, market value of its interests, and its ability to make distributions to investors.

Under our leverage policy, a series may extend loans to the asset manager, either directly or indirectly secured by other real estate properties. However, changes in the market or operational failures by the asset manager may pose risks for the series in collecting these debt assets. In the event of market fluctuations or operational failures by the asset manager, there's a risk that the series may encounter difficulties in collecting these debt assets. Market changes, such as declines in property values or shifts in rental demand, could impact the asset manager's ability to fulfill its obligations under the loan agreements. Similarly, operational failures or mismanagement by the asset manager could further exacerbate these risks, potentially leading to delays or defaults in loan repayments.

Risks Relating to the Offering

The company may not raise sufficient funds to achieve its business objectives. There is no minimum amount required to be raised before the company can accept your subscription for the Series Interests, and it can access the funds immediately. The company may not raise an amount sufficient for it to meet all of its objectives. Once the company accepts your investment funds, there will be no obligation to return your funds. Even if other Series Interests are sold, there may be insufficient funds raised through this offering to cover the expenses associated with the offering or complete development and implementation of the company's operations. The lack of sufficient funds to pay expenses and for working capital will negatively impact the company's ability to implement and complete its planned use of proceeds.

The company's management has full discretion as to the use of proceeds from the offering. The company presently anticipates that the net proceeds from the offering will be used by us as general working capital, repayment of outstanding loans, loans to the company's Managing Member and the creation of a maintenance reserve account for the applicable Underlying Asset. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company's management, upon whose judgment and discretion the investors must depend, with only limited information concerning management's specific intentions.

If the company does not raise the maximum offering amount, the Series will have to service the debt to a related party, Ark7, pursuant to the intercompany loan agreement and Asset Management Agreement. The company presently anticipates that the net proceeds from the offering will be used first to repay the intercompany loan to Ark7 before making improvements to the property of funding an operating reserve account for future maintenance of the applicable Underlying Asset. The company reserves the right, however, to use the funds from the offering for other purposes not presently contemplated herein but which are related directly to growing its current business. As a result of the foregoing, purchasers of the Series Interests hereby will be entrusting their funds to the company's management, upon whose judgment and discretion the investors must depend, with only limited information concerning management's specific intentions.

If the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund planned renovations. In the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The purchase prices for the Series Interests have been arbitrarily determined. The purchase price for the Series Interests has been arbitrarily determined by the company and bears no relationship to the company's assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the company considered factors such as the company's limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by the existing interest holders and general economic conditions.

If the company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period. The determination of whether to dispose of the Underlying Asset is entirely at the discretion of the company. Even if the company decides to dispose of an Underlying Asset, the company cannot guarantee that it will be able to dispose of the Underlying Asset at a favorable price to investors.

Competition with other parties entering real estate investment business may reduce the company's profitability. There are and will be other entities engaged in real estate investment, including financial institutions, many of which have greater resources than the company does. Larger entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and built-in client base. Such competition could make it more difficult to obtain future funding, which could affect the company's growth as a company.

The company does not intend to hire an escrow agent and there will be no escrow account, therefore there is no independent third-party holding investors funds until they are released to the company. Typically, the escrow agent retains custody of the assets such as cash, until certain conditions are met, at which time those assets are released to the company. In this offering the company has not retained an escrow agent and there will be no escrow account, therefore investors may be subject to increased administrative risk as additional administrative burdens will be placed on the company who may or may not have the expertise to administer the escrow seamlessly.

Risks Related to Taxation

Changes in Federal tax laws may have adverse or unexpected effects on our investors. The Internal Revenue Code (the "Code") is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Shares of one Series for another might have been a non-taxable 'like-kind exchange' transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an Investor's tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Each series within Ark7 Properties Plus LLC will strive to qualify as Real Estate Investment Trusts (REITs). However, in the event of failure to qualify as REITs, investors may face increased tax liabilities. As part of our investment strategy, each series endeavors to qualify as a Real Estate Investment Trust (REIT). REIT status offers significant tax advantages, including exemption from corporate income taxes at the entity level, provided certain criteria are met. These criteria typically include distributing at least 90% of taxable income to shareholders as dividends, investing primarily in real estate assets, and adhering to other regulatory requirements outlined in the Internal Revenue Code. However, failure to qualify as a REIT could have adverse tax implications for investors. Without REIT status, the series would be subject to corporate income taxes at the entity level, potentially reducing overall returns for investors. Additionally, investors may face taxation on dividends received from the series at higher ordinary income tax rates, rather than the favorable tax treatment typically afforded to REIT dividends.

Risk Factors Related to the Real Estate Market

The company's real estate and real estate-related assets will be subject to the risks typically associated with real estate. The properties the company acquires will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

  natural disasters such as hurricanes, earthquakes and floods;
  pandemics, such as COVID-19;
  acts of war or terrorism, including the consequences of terrorist attacks;
  adverse changes in national and local economic and real estate conditions;
  an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;
  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
  costs of remediation and liabilities associated with environmental conditions affecting properties; and
  the potential for uninsured or underinsured property losses.

The value of each property is directly related to its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions. The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

The market in which the company participates is competitive and, if it does not compete effectively, its operating results could be harmed. The company competes with many other entities engaged in real estate acquisition and operating activities, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. This market is competitive and rapidly changing. The company expects competition to persist and intensify in the future, which could harm its ability to acquire properties on terms that investors find to be reasonable.

An Underlying Asset that has significant vacancies could be difficult to sell, which could diminish the return on the Underlying Asset. An Underlying Asset may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, the company may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of the Underlying Asset could be diminished because the market value of each Underlying Asset will depend principally upon the value of the cash flow generated by the leases associated with that Underlying Asset. Such a reduction in the resale value of a property could also reduce the value of investor interests.

The company may decide to sell an Underlying Asset which could conflict with an investor's interests. Ark7, the Managing Member, may determine when to sell any Underlying Asset at any time in accordance with the management rights afforded to the Managing Member. Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the company or Managing Member for such sales.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our financial condition, results of operations and cash flow. Each series will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

A decline in general economic conditions in the markets in which each Underlying Asset is located or in the United States generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, the company may be more inclined to provide leasing incentives to its tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return.

Lawsuits may arise between the company and its tenants resulting in lower cash distributions to investors. Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the company and a tenant it is likely that the company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

Costs imposed pursuant to governmental laws and regulations may reduce the company's net income and the cash available for distributions to its investors. Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. The company could be subject to liability in the form of fines, penalties, or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on the tenants, owners, or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the company's tenants, the condition of properties at the time the company buys them, operations in the vicinity of its properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect its properties. The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the company's ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages the company must pay will reduce its ability to make distributions and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the company's investors. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions. Each Underlying Asset may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The ADA's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the company's net income and the amount of cash available for distributions to investors.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the company's cash flows and the return on investment. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the company pays for coverage against property and casualty claims. Additionally, to the extent the company finances the acquisition of an Underlying Asset, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit the company's ability to finance or refinance its properties if so required. In such instances, the company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the company may establish, the company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to investors.

Risks Related to Forum Selection and Jury Waivers

The company's Operating Agreement and applicable Series Interest Subscription Agreement each include a forum selection provision, that requires disputes be resolved in state or federal courts in the State of California, under Delaware law, regardless of convenience or cost to you, the investor, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

Operating Agreement: Our Series Limited Liability Company Agreement of Ark7 Properties Plus LLC (the "Operating Agreement") includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Subscription Agreement: Our applicable Series Interest Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the applicable Series Interest Subscription agreement be brought in a state of federal court of competent jurisdiction located within the State of California. This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the applicable Series Interest Subscription Agreement, or Operating Agreement which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements. Investors in this offering will be bound by the applicable Series Interest Subscription Agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to this agreement. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor's jury trial rights following consultation with the investor's legal counsel.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company's knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the applicable Series Interest Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within an agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the applicable Series Interest Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the applicable Series Interest Subscription Agreement.

If you bring a claim against the company in connection with matters arising under the applicable Series Interest Subscription Agreement or Operating Agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the applicable Series Interest Subscription Agreement or Operating Agreement with a jury trial. No condition, stipulation or provision of the applicable Series Interest Subscription Agreement or Operating Agreement serves as a waiver by any holder of the company's securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the units are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the units or to the transferor with regard to ownership of the units, that were in effect immediately prior to the transfer of the units, including the applicable Series Interest Subscription Agreement and the Operating Agreement.

Risks Related to Covid-19

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the company's business. The company's business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Common Stock and the financial condition of the company's investors or prospective investors, resulting in reduced demand for the Common Stock generally. "Shelter-in-place" or other such orders by governmental entities could also disrupt the company's operations, if employees, who cannot perform their responsibilities from home, are not able to report to work.

DILUTION

Dilution means a reduction in value, control, or earnings of the units the investor owns.

As of the date of this Offering Circular, Ark7 owns 100% of the company's membership interests. Those membership interests are not connected to any specific Series Interest. Investors in this offering will be acquiring Series interests for the Series included on the cover page to this offering circular. The economic rights of each Series Interest will be based on the corresponding Underlying Asset. As such, investors will not experience dilution except as a result of the sale of additional interests of the Series to which they have subscribed.

PLAN OF DISTRIBUTION

As described below the company is offering up to a certain amount of units of each series at a price described below per series interest. There is no minimum investment amount, however each investor much purchase at least one series interest.

Series	Maximum Number of Units Offered per Series	Price per Interest	Minimum Investment
Series #DIVTU	3,050	$ 100	One Series Interest per investor.
Series #OJXLW	2,600	$ 100	One Series Interest per investor.
Series #ZAUH4	2,400	$ 100	One Series Interest per investor.
Series #EYPIR	2,600	$ 100	One Series Interest per investor.
Series #5VCTK	2,750	$ 100	One Series Interest per investor.
Series #ET8BV	2,750	$ 100	One Series Interest per investor.

The company plans to market the securities directly on a "best efforts" basis. The company intends to use its website and apps to offer the Series Interests to eligible investors. The company's officers, directors, employees, and advisors may participate in the offering. When applicable, the company intends to prepare written materials and respond to investors after the investors initiate contact with the company, however the company's officers, directors, employees and advisors will not orally solicit investors. As of the date of this Offering Circular the company has not prepared any written materials.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the company's website www.ark7.com. Prospective investors may subscribe for the company units in this offering only through the website. In order to subscribe to purchase our interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached to this Offering Statement, of which this Offering Circular is part, as Exhibit 4.1 and wire funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities Act, or for other factors such as, but not limited to, investors providing incorrect payment information, or the investor not satisfying AML/KYC screening criteria of the Broker. If the offering terminates or if any prospective investor's subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to section 6 in the applicable Series Interest Subscription Agreement, the subscriptions are irrevocable by the investor.

After each closing, funds tendered by investors will be available to the company for its use.

The offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date at which the offering is earlier terminated by the company, in its sole discretion or (iii) the date that is three years from this offering being qualified by the SEC.

The company is conducting a continuous offering, in which it intends to accept investor funds until the offering is terminated. As there is no minimum, the company may, in its sole discretion, undertake one or more closings on a rolling basis, regardless of the amount of funds, and intends to affect a close every 7 business days and, after each closing, funds tendered by investors will be available to the company, and interests will be issued to investors. The initial closing will occur as soon as funds clear. We expect to hold subsequent closings every 7 business days. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

Each closing involves administrative burden to the company, and so the company intends to use periodic closings to reduce that burden, allowing the company to place more focus on its real estate operations.

As noted above, the company intends to effect closings every 7 days, but may undertake additional closings upon considering certain factors, such as:

  The amount of money contained in the company's segregated account of the applicable Series Interest; and
  The number of subscriptions received.

The company has also engaged Dalmore Group, LLC ("Dalmore") a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services:

  Review investor information, including KYC ("Know Your Customer") data, perform AML ("Anti Money Laundering") and other compliance background checks, and provide a recommendation to the company whether or not to accept an investor as a customer.
  Review each investor's applicable Series Interest Subscription Agreement to confirm such investor's participation in the offering and provide a determination to the company whether or not to accept the use of the applicable Series Interest Subscription Agreement for the investor's participation.
  Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;
  Not provide any investment advice nor any investment recommendations to any investor;
  Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in its performance pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and
  Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering, $5,060, to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA.

Series	Offering Amount	1% Owed to Dalmore
Series #DIVTU	$ 305,000	$ 3,050
Series #OJXLW	$ 260,000	$ 2,600
Series #ZAUH4	$ 240,000	$ 2,400
Series #EYPIR	$ 260,000	$ 2,600
Series #5VCTK	$ 275,000	$ 2,750
Series #ET8BV	$ 275,000	$ 2,750
Total Amount Owed to Dalmore		$ 16,150

In addition, the company has paid Dalmore a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses anticipated to be incurred by Dalmore in connection with this offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred, or provided to the company. The company has also agreed to pay Dalmore a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to this offering such as coordination with third party vendors and general guidance with respect to the offering, which will be due and payable within 30 days after this offering is qualified by the SEC and the receipt of a No Objection Letter from FINRA. Assuming the offering is fully subscribed, the company estimates that total fees due to pay Dalmore, including the one-time advance expense allowance fee of $5,000 and consulting fee of $20,000, would be $41,150.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the company.

Transfer Agent

The company has engaged Vertalo as its transfer agent.

Process of Subscribing

After the offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Series Interests.

Investors will be required to complete an applicable Series Interest Subscription Agreement in order to invest. The applicable Series Interest Subscription Agreement includes a representation by the investor to the effect that, if the investor is not an "accredited investor" as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor's principal residence).

To subscribe for the Series Interests, each prospective investor must:

  Go to https://www.ark7.com, complete user registration;
  Complete profile setup and link a bank account;
  Navigate to open prospective offering page, click on the "Buy" button; that will open the subscribe panel;
  Complete subscribe information and review and sign the applicable Series Interest Subscription Agreement;
  Based on your account status, the company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription.

Any potential investor will have ample time and is advised to review the applicable Series Interest Subscription Agreement, along with their counsel, prior to making any final investment decision.

The company may close on investments on a "rolling" basis (so not all investors will receive their Series Interests on the same date). Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to the segregated account controlled by the company until the company has accepted the investor's subscription. Assuming additional information does not need to be provided for due diligence (AML/KYC) and the investment has been funded it will take up to 3 business days to determine whether a subscription agreement has been accepted or rejected. In the event additional information is required from the subscriber, within 3 business days, the company will reach out to the subscriber for that information.

Upon closing, funds tendered by investors will be made available to the company for its use. The company has the right to refuse to sell the Series Interests to any prospective investor or for any reason in its sole discretion, including, without limitation, if such prospective investor does not promptly supply all information requested by the company in connection with such prospective investor subscription.

In addition, in the company's sole discretion, it may establish a limit on the purchase of Series Interests by particular prospective investors. The following limits have been established for the Series Interests as set forth in their respective Series Designations:

Series	Limit (A prospective investor may not purchase more than the amount set forth below).	Application of the Purchase Limit
Series #WGI3Z	19.9%	All investors are subject to this limit
Series #0XYT6	19.9%	All investors are subject to this limit
Series #ZIE3T	19.9%	All investors are subject to this limit
Series #JTDXY	19.9%	All investors are subject to this limit
Series #FTWDS	19.9%	All investors are subject to this limit
Series #P7FJ5	19.9%	All investors are subject to this limit
Series #WRA7O	19.9%	All investors are subject to this limit
Series #SOV9W	19.9%	All investors are subject to this limit
Series #QGXF0	19.9%	All investors are subject to this limit
Series #RPFUV	19.9%	All investors are subject to this limit
Series #NHMOP	19.9%	All investors are subject to this limit
Series #ORHOF	19.9%	All investors are subject to this limit
Series #DIVTU	19.9%	All investors are subject to this limit
Series #OJXLW	19.9%	All investors are subject to this limit
Series #ZAUH4	19.9%	All investors are subject to this limit
Series #EYPIR	19.9%	All investors are subject to this limit
Series #5VCTK	19.9%	All investors are subject to this limit
Series #ET8BV	19.9%	All investors are subject to this limit

No Escrow

The company has not established an escrow account or hired an escrow agent to hold funds tendered by investors. Funds will be held in a segregated account controlled by the company until the company has accepted the investor's subscription. At that time, those funds will be available to the company.

Forum Selection Provision

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the Agreement to be brought in a state or federal court of competent jurisdiction in the State of California for the purpose of any suit, action or other proceeding arising out of or based upon the Agreement. Although the company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the company's litigation costs, to the extent it is enforceable, the forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The applicable Series Interest Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, including any claim under federal securities laws. By signing the applicable Series Interest Subscription Agreement, an investor will warrant that the investor has reviewed this waiver with the investor's legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor's legal counsel. If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations promulgated thereunder.

USE OF PROCEEDS TO ISSUER

Series #DIVTU

Assuming a maximum raise of $305,000.00 and after deducting the estimated offering expenses of $18,750.00 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #DIVTU Interests offering would be approximately $289,300.00. The table below sets forth the uses of proceeds of the company's Series #DIVTU Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$ 3,050.00	1.0%
Purchase Price of Property (1)	$ 210,000.00	68.9%
Property Purchase Expenses (1)	$ 12,660.42	4.2%
Offering Expenses (2)	$ 15,700.00	5.1%
Sourcing Fee (3)	$ 9,150.00	3.0%
Property Improvements/Capital Expenditures	$ 50,000.00	16.4%
Operating Reserve	$ 4,439.58	1.5%
Total Proceeds	$ 305,000.00	100.0%

_________________________________________

  Series #DIVTU acquired the property from a third-party seller on January 8, 2024, for $210,000.00, also incurring purchase expenses in the amount of $12,660.42 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series #DIVTU in the amount of $222,660.42. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning December 1, 2023, and is to be repaid in full by November 30, 2024. Series #DIVTU may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $59,800 in audit fees, (iii) $43,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $127,800. The company intends for Series #DIVTU to be responsible for only up to $15,700.00 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series #DIVTU.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $305,000.00 and after deducting the estimated offering expenses of $15,700.00, together with the remaining balance of $0.00, the net proceeds of this Series #DIVTU Interests offering would be approximately $289,300.00. The company intends to use the remaining $289,300.00 as follows, in order of priority:

  Repayment of the intercompany loan ($222,660.42)
  Brokerage commissions ($3,050.00)
  Sourcing Fee ($9,150.00)
  Capital Improvements ($50,000.00)
  Operating Reserve ($4,439.58)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #DIVTU.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #OJXLW

Assuming a maximum raise of $260,000.00 and after deducting the estimated offering expenses of $16,800.00 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #OJXLW Interests offering would be approximately $249,287.50. The table below sets forth the uses of proceeds of the company's Series #OJXLW Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$ 2,600.00	1.0%
Purchase Price of Property (1)	$ 217,334.00	83.6%
Property Purchase Expenses (1)	$ 9,178.50	3.5%
Offering Expenses (2)	$ 14,200.00	5.5%
Sourcing Fee (3)	$ 7,800.00	3.0%
Property Improvements/Capital Expenditures	$ 5,000.00	1.9%
Operating Reserve	$ 3,887.19	1.5%
Total Proceeds	$ 260,000.00	100.0%

_________________________________________

  Series #OJXLW acquired the property from a third-party seller on April 18, 2024, for $217,334.00, also incurring purchase expenses in the amount of $9,178.50 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series #OJXLW in the amount of $230,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning April 18, 2024, and is to be repaid in full by April 17, 2025. Series #OJXLW may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $59,800 in audit fees, (iii) $43,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $127,800. The company intends for Series #OJXLW to be responsible for only up to $14,200.00 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series #OJXLW.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $260,000.00 and after deducting the estimated offering expenses of $14,200.00, together with the remaining balance of $3,487.50, the net proceeds of this Series #OJXLW Interests offering would be approximately $249,287.50. The company intends to use the remaining $249,287.50 as follows, in order of priority:

  Repayment of the intercompany loan ($230,000.00)
  Brokerage commissions ($2,600.00)
  Sourcing Fee ($7,800.00)
  Capital Improvements ($5,000.00)
  Operating Reserve ($3,887.19)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #OJXLW.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #ZAUH4

Assuming a maximum raise of $240,000.00 and after deducting the estimated offering expenses of $16,000.00 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #ZAUH4 Interests offering would be approximately $226,844.84. The table below sets forth the uses of proceeds of the company's Series #ZAUH4 Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$ 2,400.00	1.0%
Purchase Price of Property (1)	$ 201,111.00	83.8%
Property Purchase Expenses (1)	$ 8,444.16	3.5%
Offering Expenses (2)	$ 13,600.00	5.7%
Sourcing Fee (3)	$ 7,200.00	3.0%
Property Improvements/Capital Expenditures	$ 5,000.00	2.1%
Operating Reserve	$ 2,245.26	0.9%
Total Proceeds	$ 240,000.00	100.0%

_________________________________________

  Series #ZAUH4 acquired the property from a third-party seller on May 20, 2024, for $201,111.00, also incurring purchase expenses in the amount of $8,444.16 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series #ZAUH4 in the amount of $210,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning May 20, 2024, and is to be repaid in full by May 19, 2025. Series #ZAUH4 may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $59,800 in audit fees, (iii) $43,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $127,800. The company intends for Series #ZAUH4 to be responsible for only up to $13,600.00 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series #ZAUH4.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $240,000.00 and after deducting the estimated offering expenses of $13,600.00, together with the remaining balance of $444.84, the net proceeds of this Series #ZAUH4 Interests offering would be approximately $226,844.84. The company intends to use the remaining $226,844.84 as follows, in order of priority:

  Repayment of the intercompany loan ($210,000.00)
  Brokerage commissions ($2,400.00)
  Sourcing Fee ($7,200.00)
  Capital Improvements ($5,000.00)
  Operating Reserve ($2,245.26)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #ZAUH4.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #EYPIR

Assuming a maximum raise of $260,000.00 and after deducting the estimated offering expenses of $16,800.00 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #EYPIR Interests offering would be approximately $250,741.84. The table below sets forth the uses of proceeds of the company's Series #EYPIR Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$ 2,600.00	1.0%
Purchase Price of Property (1)	$ 196,200.00	75.5%
Property Purchase Expenses (1)	$ 8,858.16	3.4%
Offering Expenses (2)	$ 14,200.00	5.5%
Sourcing Fee (3)	$ 7,800.00	3.0%
Property Improvements/Capital Expenditures	$ 15,000.00	5.8%
Operating Reserve	$ 15,341.84	5.9%
Total Proceeds	$ 260,000.00	100.0%

_________________________________________

  Series #EYPIR acquired the property from a third-party seller on May 20, 2024, for $196,200.00, also incurring purchase expenses in the amount of $8,858.16 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series #EYPIR in the amount of $210,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning May 20, 2024, and is to be repaid in full by May 19, 2025. Series #EYPIR may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $59,800 in audit fees, (iii) $43,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $127,800. The company intends for Series #EYPIR to be responsible for only up to $14,200.00 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series #EYPIR.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $260,000.00 and after deducting the estimated offering expenses of $14,200.00, together with the remaining balance of $4,941.84, the net proceeds of this Series #EYPIR Interests offering would be approximately $250,741.84. The company intends to use the remaining $250,741.84 as follows, in order of priority:

  Repayment of the intercompany loan ($210,000.00)
  Brokerage commissions ($2,600.00)
  Sourcing Fee ($7,800.00)
  Capital Improvements ($15,000.00)
  Operating Reserve ($15,341.84)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #EYPIR.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #5VCTK

Assuming a maximum raise of $275,000.00 and after deducting the estimated offering expenses of $17,400.00 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #5VCTK Interests offering would be approximately $261,598.84. The table below sets forth the uses of proceeds of the company's Series #5VCTK Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$ 2,750.00	1.0%
Purchase Price of Property (1)	$ 228,900.00	83.2%
Property Purchase Expenses (1)	$ 9,851.16	3.6%
Offering Expenses (2)	$ 14,650.00	5.3%
Sourcing Fee (3)	$ 8,250.00	3.0%
Property Improvements/Capital Expenditures	$ 5,000.00	1.8%
Operating Reserve	$ 5,598.84	2.0%
Total Proceeds	$ 275,000.00	100.0%

_________________________________________

  Series #5VCTK acquired the property from a third-party seller on May 20, 2024, for $228,900.00, also incurring purchase expenses in the amount of $9,851.16 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series #5VCTK in the amount of $240,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning May 20, 2024, and is to be repaid in full by May 19, 2025. Series #5VCTK may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $59,800 in audit fees, (iii) $43,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $127,800. The company intends for Series #5VCTK to be responsible for only up to $14,650.00 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series #5VCTK.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $275,000.00 and after deducting the estimated offering expenses of $14,650.00, together with the remaining balance of $1,248.84, the net proceeds of this Series #5VCTK Interests offering would be approximately $261,598.84. The company intends to use the remaining $261,598.84 as follows, in order of priority:

  Repayment of the intercompany loan ($240,000.00)
  Brokerage commissions ($2,750.00)
  Sourcing Fee ($8,250.00)
  Capital Improvements ($5,000.00)
  Operating Reserve ($5,598.84)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #5VCTK.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

Series #ET8BV

Assuming a maximum raise of $275,000.00 and after deducting the estimated offering expenses of $17,400.00 in fees to Dalmore, auditor fees, legal fees, Edgarization fees and blue-sky filing fees, the net proceeds of this Series #ET8BV Interests offering would be approximately $258,037.20. The table below sets forth the uses of proceeds of the company's Series #ET8BV Interests.

Uses	Amount Funded from the Offering	Percent of Gross Proceeds
Brokerage Commissions	$ 2,750.00	1.0%
Purchase Price of Property (1)	$ 193,000.00	70.2%
Property Purchase Expenses (1)	$ 9,312.80	3.4%
Offering Expenses (2)	$ 14,650.00	5.3%
Sourcing Fee (3)	$ 8,250.00	3.0%
Property Improvements/Capital Expenditures	$ 40,000.00	14.5%
Operating Reserve	$ 7,037.20	2.6%
Total Proceeds	$ 275,000.00	100.0%

_________________________________________

  Series #ET8BV acquired the property from a third-party seller on May 24, 2024, for $193,000.00, also incurring purchase expenses in the amount of $9,312.80 covering title fees, inspection fees, agent fees, interests, property transfer tax, notarization fees, and recording fees. The Managing Member made an intercompany loan to Series #ET8BV in the amount of $200,000.00. These funds were used for acquisition of the property and expenses related to that purchase. The intercompany loan accrues interest on the unpaid principal at a rate of 10.0% per annum, calculated semi-annually, beginning May 24, 2024, and is to be repaid in full by May 23, 2025. Series #ET8BV may prepay the loan but will be obligated to pay at least 3.0% in interest payments on the principal, which would be paid out of revenues generated by the property and not out of proceeds of the offering.
  Offering expenses, other than brokerage commissions, include the following: (i) $25,000 in fees payable to Dalmore, (ii) $59,800 in audit fees, (iii) $43,000 in legal fees, (iv) $13,000 in Edgarization fees and (v) $12,000 in blue sky filing fees. The company notes that this total amount equals $127,800. The company intends for Series #ET8BV to be responsible for only up to $14,650.00 of offering expenses, with the Managing Member responsible for the remainder, without reimbursement by Series #ET8BV.
  Represents a fee payable to the Asset Manager in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series (the "Sourcing Fee").

Assuming a maximum raise of $275,000.00 and after deducting the estimated offering expenses of $14,650.00, together with the remaining balance of $-2,312.80, the net proceeds of this Series #ET8BV Interests offering would be approximately $258,037.20. The company intends to use the remaining $258,037.20 as follows, in order of priority:

  Repayment of the intercompany loan ($200,000.00)
  Brokerage commissions ($2,750.00)
  Sourcing Fee ($8,250.00)
  Capital Improvements ($40,000.00)
  Operating Reserve ($7,037.20)

In the event the proceeds from this Offering are insufficient to repay the intercompany loan, pay brokerage commissions, or fund the Sourcing Fee, the Managing Member, Ark7 intends to be responsible for the remainder, without reimbursement by Series #ET8BV.

However, in the event that the company does not raise the maximum offering amount, the Series will not be able to fund the operating reserve or fund the planned renovations. Without an operating reserve or funds for planned renovations, the company may not have cash available on hand to make required repairs or renovations. This could negatively impact our ability to lease the property, thereby harming the financial position of the Series.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

For further discussion, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations-Plan of Operations."

In addition, no payments will be used to pay directors. In the company's sole discretion, management fees may be incurred.

THE COMPANY'S BUSINESS

Company Overview - Our Mission

Ark7 Properties Plus LLC, a Delaware series limited liability company, was established on March 17, 2022 to expand access to real estate investment opportunities, allowing a broader audience to participate in the financial benefits of property ownership. Our mission is to build a reliable and accessible platform that democratizes real estate investment.

Ark7 Properties Plus LLC is managed and fully controlled by Ark7. As discussed further in the Series Limited Liability Company Agreement of Ark7 Properties Plus LLC dated March 17, 2022 (the "Operating Agreement"), Ark7 is the Managing Member of Ark7 Properties Plus LLC. Ark7 was incorporated in the State of Delaware on June 26, 2018. Ark7 operates a digital platform for real estate investment, making it simpler for investors to engage in property ownership. Ark7 acquires residential properties and conveys them to a Series of the Company to be offered to investors through the Ark7 platform. Ark7 believes this model enables investors to diversify their investment across various properties, helping to manage risk without the need for direct property management or mortgage commitments.

Ark7 performs all aspects of sourcing, analyzing, maintaining, and managing the properties we acquire. The Ark7 team conducts comprehensive evaluations of each potential property investment, examining a variety of financial, market, and demographic characteristics to inform our acquisition strategies. Each investment we make represents not only a financial opportunity but also a commitment to the communities where Ark7 properties are located. By investing in these areas, we contribute alongside our investors to community development and growth. As our network of engaged, like-minded investors expands, so too does our ability to access new investment and residential opportunities, enhancing value for our stakeholders and the communities we serve.

Series LLC Structure

Each property that Ark7 Properties Plus LLC acquires is held within a distinct series of our Delaware series limited liability company structure, created specifically to acquire and manage that residential property. Each series may own its specific property through a wholly-owned subsidiary, which is structured as a limited liability company under the laws of the state where the property is located.

As a Delaware series limited liability company, Ark7 Properties Plus LLC structures its operations so that the debts, liabilities, obligations, and expenses associated with a particular series are segregated and only enforceable against the assets of that series, as provided under Delaware law. This setup allows for financial and legal separation across different investments within our portfolio.

Ark7 Properties Plus LLC plans for each series to initially be treated as a corporation for U.S. federal income tax purposes, aiming for tax efficiency. However, if a series' real estate and potential income streams suggest that REIT status would be beneficial, we may elect to have that series taxed as a separate REIT. This approach allows us to consider the tax advantages specific to REITs, which may include benefits for our investors.

Should REIT status not be suitable, we may opt for the series to be taxed as a partnership. This alternative would involve using Schedule K-1 for tax reporting, which allows income, losses, deductions, and credits to pass through directly to investors, facilitating transparency in their personal tax obligations.

Our company focuses on the identification, acquisition, marketing, and management of individual residential properties, with each managed within its own series. This dedicated structure supports our efforts to manage the value of every single property for our investors effectively.

Investment Objectives

Ark7 Properties Plus LLC aims to offer its investors a range of carefully considered investment objectives, including:

  Consistent Cash Flow: Generating steady income from our managed properties.
  Value Growth: Fostering long-term capital appreciation through strategies that employ moderate to no leverage.
  Capital Preservation: Focusing on the preservation of capital through meticulous property selection and management practices.

While we strive to meet these objectives, it is important for investors to understand that the achievement of these goals cannot be guaranteed. The value of assets may fluctuate, and Ark7 Properties Plus LLC does not assure that the investment objectives will be achieved.

Investment Criteria

Ark7 Properties Plus LLC is committed to a strategic acquisition approach, focusing on properties that meet the following well-defined criteria as determined by Ark7:

  Property Type: Single-family homes that align with our investment philosophy and management capabilities.
  Price Range: Properties priced between $150,000 and $1,000,000, allowing us to diversify our portfolio and cater to a broad market segment.
  Condition of Properties: Homes requiring little to no improvement post-acquisition, which helps in quick turnaround for rental readiness and reduces initial capital expenditure.
  Location Criteria: Properties located in desirable travel destinations or adjacent to universities. These locations typically benefit from consistent rental demand, potentially boosting the property's income-generating capability.

These criteria are designed to identify properties that are well-positioned to generate value for our investors through both steady rental income and potential for long-term appreciation. As we refine our acquisition strategy and respond to market conditions, these criteria may evolve to better align with our investment objectives and market opportunities.

Investment Strategy - Market Opportunities

Ark7 Properties Plus LLC's investment strategy is centered around the acquisition, management, and strategic operation of residential properties situated in vibrant and growing cities across the United States as determined by Ark7. Our approach is to identify and invest in markets that possess strong potential for long-term property value appreciation.

  Acquisition: We target properties that align with our investment criteria to ensure they meet our standards for potential return on investment.
  Management: Once acquired, each property is managed with an emphasis on maintaining high occupancy rates and enhancing the tenant experience, which supports sustained revenue generation.
  Selective Leverage: We utilize leverage to amplify cash on cash returns while maintaining a conservative debt profile, thereby managing financial risk effectively.
  Disposition: Properties are periodically reviewed for potential sale opportunities, especially when they reach peak valuation, in line with our strategic goal of capitalizing on market conditions to realize gains.

By focusing on dynamic urban environments where demographic trends indicate growth and resilience, Ark7 Properties Plus LLC aims to secure a portfolio of properties that are not only profitable but also benefit from the broader economic and social vibrancy of their respective locales. This strategic market focus is intended to maximize opportunities for our investors, though as with any investment, there are inherent risks and returns are not guaranteed.

Investment Process

Ark7 Properties Plus LLC utilizes a structured investment process to ensure that each property we consider aligns with our strategic objectives and investment criteria:

  Sourcing: Ark7, in collaboration with local real estate professionals, employs analysis tools to identify various investment opportunities. These opportunities range from individual homes listed on the MLS, newly constructed rental communities, and exclusive off-market deals, often sourced through a network developed by Ark7 in the industry.
  Due Diligence: Each potential investment undergoes an evaluation against our investment criteria. Our due diligence process focuses on the specifics of the chosen geographic and sub-market areas, assessing factors like local rental market dynamics and their potential impacts on property values. We perform analyses that include projected rental rates based on local comparables, property values, and an examination of risks such as title discrepancies, structural issues, and environmental hazards.
  Property Review: After due diligence, Ark7 reviews pertinent data and makes a decision to proceed with or halt the property acquisition.
  Property Acquisition and Renovation: Properties are acquired directly by our managed series utilizing related party and third-party debt financing, adhering to established acquisition protocols. Post-acquisition, necessary renovations are carried out to ensure the property meets our standards for rental readiness. This process is managed to minimize downtime and prepare the property for prompt leasing.
  Ongoing Management: Ark7 is responsible for maintaining property records, overseeing maintenance, managing tenant interactions, and ensuring compliance with local regulations. It also handles the listing and booking of properties on rental platforms like Zillow and Apartments.com.

Our Managing Member maintains comprehensive control over all investment decisions, guided by our overarching investment objectives and leverage policies.

Operating Policies

Credit Risk Management: Each Series is exposed to varying levels of credit and special hazard risk. The Managing Member assesses and monitors credit risk and other loss-related risks associated with each investment. The Managing Member will oversee the overall credit risk and provision for loss levels.

Additional Borrowings: Each series may explore financing or refinancing existing debt, including mortgages, with additional debt financing, either from an affiliate or a third party. Any third-party mortgages or debt instruments entered into by a series, or the company on behalf of a series, will likely be secured directly or indirectly by a security interest in the title of the property and other assets of the series.

Asset Management Fee

The Asset Manager will be entitled to an annual asset management fee from each series, calculated as 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement.

Operating Expenses

Each series within Ark7 Properties Plus LLC will bear the costs and expenses associated with its activities, including but not limited to:

  Management fees, audit expenses, and report preparation costs for the series property.
  Insurance premiums.
  Withholding or transfer taxes, as well as governmental fees.
  Legal fees and settlement costs for litigation or regulatory matters related to the series.
  Fees for a third-party registrar and transfer agent, if appointed.
  Indemnification payments.
  Interest or financing expenses.
  Potential HOA or association fees.
  Regulatory or permitting fees for operating short-term rentals.
  Costs for third-party services engaged by the Asset Manager.
  Any other expenses deemed as Operating Expenses by the Asset Manager.

The Managing Member will cover its own ordinary expenses. If Operating Expenses exceed the series property's revenues and cannot be covered by reserves, the Managing Member may either pay the expenses without seeking reimbursement, loan the amount to the series with reasonable interest, or issue additional interests in the series to cover the shortfall.

Conflicts of Interest

Conflicts of interest may exist now or arise in the future involving the manager, its affiliates, and our officers and/or directors who also hold positions with the Managing Member. These conflicts could include:

  Our executive officers serve as officers of other entities affiliated with the Managing Member. This could lead to conflicts regarding agreements and arrangements with the manager and its affiliates, potentially affecting the terms negotiated.
  Our executive officers are not obligated to allocate specific time to our affairs, which may result in competition for their attention between our business and other ventures managed by the manager or its affiliates. Consequently, we may not receive the level of support we would if managed internally.
  Some or all series acquiring properties from the manager or its affiliates. The Managing Member may acquire, repair, and improve properties before reselling them to a series at a price determined by the manager or its affiliate, possibly at a premium. This arrangement may lead to a misalignment of interests between the manager and the series or its investors.
  The possibility of the Managing Member establishing additional vehicles with similar investment goals, potentially resulting in overlapping objectives. If we have sufficient capital, properties suitable for us will be allocated accordingly.
  The Managing Member conducts promotions allowing investors to rent series properties at reduced rates for marketing purposes. While this could enhance the Company's visibility, it might reduce rental income and property performance.
  The Managing Member's limited responsibilities as outlined in the operating agreement, with no liability beyond specified duties. We are obligated to reimburse and indemnify the manager and its affiliates for expenses and losses, except in cases of egregious misconduct, potentially exposing us to poor performance or losses for which the Managing Member would not be held responsible.

SERIES PROPERTIES BEING OFFERED

Property Overview - Series #DIVTU

Timeline

  On September 27, 2023, Ark7 Properties Plus LLC established Series #DIVTU for the purpose of acquiring the property located at 215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308 (the "Piedmont Property 406") from a third-party seller.
  Ark7, the company's Managing Member and Series #DIVTU entered into an inter-company loan agreement on December 1, 2023, pursuant to which Ark7 loaned Series #DIVTU $222,660.42 for the purpose of purchasing the Piedmont Property 406. Ark7 did not finance any of the funds it loaned to Series #DIVTU.
  Series #DIVTU acquired the Piedmont Property 406 on January 8, 2024, from a third-party seller.
  Series #DIVTU intends to list the Piedmont Property 406 for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308

Type of Property	Condominium

Property History	The Condominium located at 215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308, was previously owner occupied.

Square Foot	1,256 square feet

HOA	The total annual assessments paid to the community association are $10,476 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	2 bedrooms and 2 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 50,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$222,660.42 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #DIVTU holders will not be sought.

Property History

The condominium located at 215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308, was previously owner occupied. The Piedmont Property 406 was built in 1963. The Piedmont Property 406 expects to incur approximately $50,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Piedmont Property 406, the property was owner occupied.

Acquisition of the Piedmont Property 406

Series #DIVTU completed the acquisition of the Piedmont Property 406 on January 8, 2024. The acquisition of the Piedmont Property 406 was funded via a cash payment in the amount of $210,000.00. The Piedmont Property 406 is being held by Series #DIVTU. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Piedmont Property 406 was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $50,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #DIVTU.

Property Manager

The Managing Member appointed the Asset Manager to manage the Piedmont Property 406. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Piedmont Property 406 was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $2,502 per month, or $30,024 per year, which is consistent with other single-family homes in the same area of Atlanta, GA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $50,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Piedmont Property 406 for 10 or more years during which time, we will operate the Piedmont Property 406 as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #DIVTU interest holders. The determination as to when the Piedmont Property 406 should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Piedmont Property 406 earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of December 2023, the Atlanta, GA 30308 housing market continues to exhibit robust growth, with key indicators pointing towards positive trends. Insights from various sources, including Redfin, Zillow, realtor.com, Rocket Homes, and Zumper, provide a comprehensive overview:

  The median home sale price in Atlanta, GA 30308 has sustained its upward trajectory, witnessing a notable 8.7% increase compared to the previous year. This surge has elevated the median price to approximately.
  $350,000. Over the past decade, the housing market has demonstrated a commendable appreciation rate of 15.2%.
  The Atlanta, GA 30308 area has consistently favored sellers since December 2022, indicating strong demand and limited supply. Impressively, 45% of homes were sold above their listing prices in December 2023.
  According to the latest U.S. Census data, the population of Atlanta, GA 30308 stood at 46,000.
  The U.S. Bureau of Labor Statistics reports a 4.5% rise in total nonfarm employment in Atlanta between December 2022 and December 2023. The city's labor force now comprises 3,000,000 individuals, with an unemployment rate of 3.5% as of November 2023.
  The number of homes listed for sale in Atlanta, GA 30308 grew by 15% in December 2023, with 310 homes listed.
  Homes in the Atlanta, GA 30308 area continue to experience swift market movement, with an average of 11 days on the market in December 2023, compared to 14 days the previous year.
  As of December 2023, the average rent for a 2-bedroom condo in Atlanta, GA 30308 has reached $2,300, indicating a 6% increase compared to December 2022.

In conclusion, the Piedmont Property 406 is positioned within a housing market that has demonstrated substantial growth. Rising median home sale prices, persistent seller's market conditions, rapid property turnover, and an upward trajectory in rental rates provide valuable context for understanding the property's standing within the dynamic Atlanta, GA 30308 real estate landscape as of December 2023, based on the latest Rocket Homes' Housing Market Report.

Property Overview - Series #OJXLW

Timeline

  On March 18, 2024, Ark7 Properties Plus LLC established Series #OJXLW for the purpose of acquiring the property located at 228 W Norway St, Walnut Springs, TX 76690 (the "Norway Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #OJXLW entered into an inter-company loan agreement on April 18, 2024, pursuant to which Ark7 loaned Series #OJXLW $230,000.00 for the purpose of purchasing the Norway Property. Ark7 did not finance any of the funds it loaned to Series #OJXLW.
  Series #OJXLW acquired the Norway Property on April 18, 2024, from a third-party seller.
  Series #OJXLW intends to list the Norway Property for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	228 W Norway St, Walnut Springs, TX 76690

Type of Property	Single Family Home

Property History	The Single Family Home located at 228 W Norway St, Walnut Springs, TX 76690, was previously owner occupied.

Square Foot	1,582 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	3 bedrooms and 2 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 5,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$230,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #OJXLW holders will not be sought.

Property History

The single family home located at 228 W Norway St, Walnut Springs, TX 76690, was previously owner occupied. The Norway Property was built in 2022. The Norway Property expects to incur approximately $5,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Norway Property, the property was owner occupied.

Acquisition of the Norway Property

Series #OJXLW completed the acquisition of the Norway Property on April 18, 2024. The acquisition of the Norway Property was funded via a cash payment in the amount of $217,334.00. The Norway Property is being held by Series #OJXLW. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Norway Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $5,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #OJXLW.

Property Manager

The Managing Member appointed the Asset Manager to manage the Norway Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Norway Property was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $1,784 per month, or $21,408 per year, which is consistent with other single-family homes in the same area of Walnut Springs, TX.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $5,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Norway Property for 10 or more years during which time, we will operate the Norway Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #OJXLW interest holders. The determination as to when the Norway Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Norway Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of March 2024, the latest data from various sources indicates a stable housing market in Walnut Springs, TX 76690. While not specific to this property, insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper provide an overview of the market trends relevant to this 3-bedroom, 2-bathroom single-family house.

  In March 2024, the median home sale price in Walnut Springs, TX 76690 has shown a moderate increase of 4.1% compared to the previous year, reaching a median price of approximately $245,000. Over the past decade, the housing market in this area has displayed consistent appreciation, with an average rate of 8.7%.
  The Walnut Springs, TX 76690 area has been favorable for sellers, with sustained demand and limited inventory since September 2022. Notably, 27% of homes were sold above their listing prices in March 2024, highlighting the competitive nature of the market.
  Based on recent U.S. Census data, the population of Walnut Springs, TX 76690 stood at 1,700 as of March 2024.
  According to the U.S. Bureau of Labor Statistics, there has been a 2.9% increase in total nonfarm employment in the region between July 2022 and July 2023. The area's labor force now comprises 950 individuals, accompanied by an unemployment rate of 4.5% as of June 2023.
  The number of homes listed for sale in Walnut Springs, TX 76690 saw a modest growth of 5% in March 2024, with 22 homes listed.
  Properties in the Walnut Springs, TX 76690 area are moving swiftly, with an average of 18 days on the market in March 2024, compared to 21 days the previous year.
  As of March 2024, the average rent for a 3-bedroom, 2-bathroom single-family home in Walnut Springs, TX 76690 has reached $1,350, indicating a 5.3% increase compared to March 2023.

Property Overview - Series #ZAUH4

Timeline

  On March 18, 2024, Ark7 Properties Plus LLC established Series #ZAUH4 for the purpose of acquiring the property located at 516 W Live Oak St, Dublin, TX 76446 (the "Oak Property 516") from a third-party seller.
  Ark7, the company's Managing Member and Series #ZAUH4 entered into an inter-company loan agreement on May 20, 2024, pursuant to which Ark7 loaned Series #ZAUH4 $210,000.00 for the purpose of purchasing the Oak Property 516. Ark7 did not finance any of the funds it loaned to Series #ZAUH4.
  Series #ZAUH4 acquired the Oak Property 516 on May 20, 2024, from a third-party seller.
  Series #ZAUH4 intends to list the Oak Property 516 for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	516 W Live Oak St, Dublin, TX 76446

Type of Property	Single Family Home

Property History	The Single Family Home located at 516 W Live Oak St, Dublin, TX 76446, was previously owner occupied.

Square Foot	1,620 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	4 bedrooms and 2 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 5,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$210,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #ZAUH4 holders will not be sought.

Property History

The single family home located at 516 W Live Oak St, Dublin, TX 76446, was previously owner occupied. The Oak Property 516 was built in 1920. The Oak Property 516 expects to incur approximately $5,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Oak Property 516, the property was owner occupied.

Acquisition of the Oak Property 516

Series #ZAUH4 completed the acquisition of the Oak Property 516 on May 20, 2024. The acquisition of the Oak Property 516 was funded via a cash payment in the amount of $201,111.00. The Oak Property 516 is being held by Series #ZAUH4. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Oak Property 516 was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $5,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #ZAUH4.

Property Manager

The Managing Member appointed the Asset Manager to manage the Oak Property 516. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Oak Property 516 was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $1,600 per month, or $19,200 per year, which is consistent with other single-family homes in the same area of Dublin, TX.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $5,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Oak Property 516 for 10 or more years during which time, we will operate the Oak Property 516 as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #ZAUH4 interest holders. The determination as to when the Oak Property 516 should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Oak Property 516 earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of March 2024, the latest data from various sources indicates a robust housing market in Dublin, TX 76446. While not specific to property at 516 W Live Oak St , insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper provide an overview of the market trends relevant to this 4-bedroom, 2-bathroom single-family house.

  In March 2024, the median home sale price in Dublin, TX 76446 has experienced a notable increase of 5.6% compared to the previous year, reaching a median price of approximately $260,000. Over the past decade, the housing market in this area has shown consistent appreciation, with an average rate of 9.2%.
  The Dublin, TX 76446 area has been favorable for sellers, with sustained demand and limited inventory since August 2022. Notably, 32% of homes were sold above their listing prices in March 2024, emphasizing the competitive nature of the market.
  Based on recent U.S. Census data, the population of Dublin, TX 76446 stood at 4,000 as of March 2024.
  According to the U.S. Bureau of Labor Statistics, there has been a 3.4% increase in total nonfarm employment in the region between July 2022 and July 2023. The area's labor force now comprises 1,500 individuals, accompanied by an unemployment rate of 3.9% as of June 2023.
  The number of homes listed for sale in Dublin, TX 76446 saw a modest growth of 7% in March 2024, with 45 homes listed.
  Properties in the Dublin, TX 76446 area are moving quickly, with an average of 16 days on the market in March 2024, compared to 20 days the previous year.
  As of March 2024, the average rent for a 4-bedroom, 2-bathroom single-family home in Dublin, TX 76446 has reached $1,450, indicating a 5.8% increase compared to March 2023.

Property Overview - Series #EYPIR

Timeline

  On March 18, 2024, Ark7 Properties Plus LLC established Series #EYPIR for the purpose of acquiring the property located at 655 E Live Oak St, Dublin, TX 76446 (the "Oak Property 655") from a third-party seller.
  Ark7, the company's Managing Member and Series #EYPIR entered into an inter-company loan agreement on May 20, 2024, pursuant to which Ark7 loaned Series #EYPIR $210,000.00 for the purpose of purchasing the Oak Property 655. Ark7 did not finance any of the funds it loaned to Series #EYPIR.
  Series #EYPIR acquired the Oak Property 655 on May 20, 2024, from a third-party seller.
  Series #EYPIR intends to list the Oak Property 655 for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	655 E Live Oak St, Dublin, TX 76446

Type of Property	Single Family Home

Property History	The Single Family Home located at 655 E Live Oak St, Dublin, TX 76446, was previously owner occupied.

Square Foot	1,100 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	3 bedrooms and 2 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 15,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$210,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #EYPIR holders will not be sought.

Property History

The single family home located at 655 E Live Oak St, Dublin, TX 76446, was previously owner occupied. The Oak Property 655 was built in 1928. The Oak Property 655 expects to incur approximately $15,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Oak Property 655, the property was owner occupied.

Acquisition of the Oak Property 655

Series #EYPIR completed the acquisition of the Oak Property 655 on May 20, 2024. The acquisition of the Oak Property 655 was funded via a cash payment in the amount of $196,200.00. The Oak Property 655 is being held by Series #EYPIR. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Oak Property 655 was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $15,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #EYPIR.

Property Manager

The Managing Member appointed the Asset Manager to manage the Oak Property 655. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Oak Property 655 was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $1,650 per month, or $19,800 per year, which is consistent with other single-family homes in the same area of Dublin, TX.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,000 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $15,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Oak Property 655 for 10 or more years during which time, we will operate the Oak Property 655 as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #EYPIR interest holders. The determination as to when the Oak Property 655 should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Oak Property 655 earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of March 2024, the latest data from various sources indicates a robust housing market in Dublin, TX 76446. While not specific to the property at 655 E Live Oak St , insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper provide an overview of the market trends relevant to this 3-bedroom, 2-bathroom single-family house.

  In March 2024, the median home sale price in Dublin, TX 76446 has experienced a notable increase of 5.6% compared to the previous year, reaching a median price of approximately $260,000. Over the past decade, the housing market in this area has shown consistent appreciation, with an average rate of 9.2%.
  The Dublin, TX 76446 area has been favorable for sellers, with sustained demand and limited inventory since August 2022. Notably, 32% of homes were sold above their listing prices in March 2024, emphasizing the competitive nature of the market.
  Based on recent U.S. Census data, the population of Dublin, TX 76446 stood at 4,000 as of March 2024.
  According to the U.S. Bureau of Labor Statistics, there has been a 3.4% increase in total nonfarm employment in the region between July 2022 and July 2023. The area's labor force now comprises 1,500 individuals, accompanied by an unemployment rate of 3.9% as of June 2023.
  The number of homes listed for sale in Dublin, TX 76446 saw a modest growth of 7% in March 2024, with 45 homes listed.
  Properties in the Dublin, TX 76446 area are moving quickly, with an average of 16 days on the market in March 2024, compared to 20 days the previous year.
  As of March 2024, the average rent for a 3-bedroom, 2-bathroom single-family home in Dublin, TX 76446 has reached $1,350, indicating a 5.8% increase compared to March 2023.

Property Overview - Series #5VCTK

Timeline

  On April 25, 2024, Ark7 Properties Plus LLC established Series #5VCTK for the purpose of acquiring the property located at 3616 Redbird St, Waco, TX 76705 (the "Redbird Property") from a third-party seller.
  Ark7, the company's Managing Member and Series #5VCTK entered into an inter-company loan agreement on May 20, 2024, pursuant to which Ark7 loaned Series #5VCTK $240,000.00 for the purpose of purchasing the Redbird Property. Ark7 did not finance any of the funds it loaned to Series #5VCTK.
  Series #5VCTK acquired the Redbird Property on May 20, 2024, from a third-party seller.
  Series #5VCTK intends to list the Redbird Property for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	3616 Redbird St, Waco, TX 76705

Type of Property	Single Family Home

Property History	The Single Family Home located at 3616 Redbird St, Waco, TX 76705, was previously owner occupied.

Square Foot	1,563 square feet

HOA	The total annual assessments paid to the community association are $0 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	3 bedrooms and 2 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 5,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$240,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #5VCTK holders will not be sought.

Property History

The single family home located at 3616 Redbird St, Waco, TX 76705, was previously owner occupied. The Redbird Property was built in 1949. The Redbird Property expects to incur approximately $5,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Redbird Property, the property was owner occupied.

Acquisition of the Redbird Property

Series #5VCTK completed the acquisition of the Redbird Property on May 20, 2024. The acquisition of the Redbird Property was funded via a cash payment in the amount of $228,900.00. The Redbird Property is being held by Series #5VCTK. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Redbird Property was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $5,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #5VCTK.

Property Manager

The Managing Member appointed the Asset Manager to manage the Redbird Property. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Redbird Property was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $1,800 per month, or $21,600 per year, which is consistent with other single-family homes in the same area of Waco, TX.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $5,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Redbird Property for 10 or more years during which time, we will operate the Redbird Property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #5VCTK interest holders. The determination as to when the Redbird Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Redbird Property earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of March 2024, the latest data from various sources indicates a thriving housing market in Waco, TX 76705. While not specific to the property at 3616 Redbird St, insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper provide an overview of the market trends relevant to this 3-bedroom, 2-bathroom single-family house.

  In March 2024, the median home sale price in Waco, TX 76705 has demonstrated a solid increase of 6.0% compared to the previous year, reaching a median price of approximately $230,000. Over the past decade, the housing market in this area has shown consistent appreciation, with an average rate of 7.8%.
  The Waco, TX 76705 area has been favorable for sellers, with sustained demand and limited inventory since June 2022. Notably, 35% of homes were sold above their listing prices in March 2024, underscoring the competitive nature of the market.
  Based on recent U.S. Census data, the population of Waco, TX 76705 stood at 140,000 as of March 2024.
  According to the U.S. Bureau of Labor Statistics, there has been a 4.1% increase in total nonfarm employment in the region between July 2022 and July 2023. The area's labor force now comprises 70,000 individuals, accompanied by an unemployment rate of 4.0% as of June 2023.
  The number of homes listed for sale in Waco, TX 76705 saw a modest growth of 6% in March 2024, with 80 homes listed.
  Properties in the Waco, TX 76705 area are moving quickly, with an average of 14 days on the market in March 2024, compared to 17 days the previous year.
  As of March 2024, the average rent for a 3-bedroom, 2-bathroom single-family home in Waco, TX 76705 has reached $1,300, indicating a 5.5% increase compared to March 2023.

Property Overview - Series #ET8BV

Timeline

  On May 16, 2024, Ark7 Properties Plus LLC established Series #ET8BV for the purpose of acquiring the property located at 215 Piedmont Ave NE, Unit 909, Atlanta, GA 30308 (the "Piedmont Property 909") from a third-party seller.
  Ark7, the company's Managing Member and Series #ET8BV entered into an inter-company loan agreement on May 24, 2024, pursuant to which Ark7 loaned Series #ET8BV $200,000.00 for the purpose of purchasing the Piedmont Property 909. Ark7 did not finance any of the funds it loaned to Series #ET8BV.
  Series #ET8BV acquired the Piedmont Property 909 on May 24, 2024, from a third-party seller.
  Series #ET8BV intends to list the Piedmont Property 909 for rental during next quarter.

The above information is preliminary and should not be considered indicative of future performance.

Property Summary

Address of Property	215 Piedmont Ave NE, Unit 909, Atlanta, GA 30308

Type of Property	Condominium

Property History	The Condominium located at 215 Piedmont Ave NE, Unit 909, Atlanta, GA 30308, was previously owner occupied.

Square Foot	1,256 square feet

HOA	The total annual assessments paid to the community association are $8,835 per year, paid monthly.

Acreage	N/A

Number of Units	N/A

Configuration	2 bedrooms and 2 bathrooms

Capital improvements intended to be made by Ark7	Capital improvements may include new appliances and cosmetic improvements as well as various punch list items throughout the property.

Total amount intended to be spent on capital improvements by Ark7	$ 40,000.00

Total spent by Ark7 on furnishings and other expenses to prepare the property for booking	$ 0.00

Debt on property	$200,000.00 due and payable to Ark7.

Property Listing	The property is managed as a single-family home rental and is listed on the following rental sites: - Zillow - Apartments.com

Sale of Property	In the event the company decides to sell the property, approval from the Series #ET8BV holders will not be sought.

Property History

The condominium located at 215 Piedmont Ave NE, Unit 909, Atlanta, GA 30308, was previously owner occupied. The Piedmont Property 909 was built in 1963. The Piedmont Property 909 expects to incur approximately $40,000.00 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Piedmont Property 909, the property was owner occupied.

Acquisition of the Piedmont Property 909

Series #ET8BV completed the acquisition of the Piedmont Property 909 on May 24, 2024. The acquisition of the Piedmont Property 909 was funded via a cash payment in the amount of $193,000.00. The Piedmont Property 909 is being held by Series #ET8BV. See the "Use of Proceeds" section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Components & Capital Expenditures

The Piedmont Property 909 was inspected by a licensed professional, and the inspection report indicated that the major property components are inacceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost, a capital expenditure, for this property will total approximately $40,000.00. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Series #ET8BV.

Property Manager

The Managing Member appointed the Asset Manager to manage the Piedmont Property 909. Ark7 has entered into an Asset Management Agreement with the Asset Manager. Pursuant to the terms of the Asset Management Agreement, the Series will pay the Asset Manager an annual fee (in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement) for managing the Homestead Property.

Property Operations and Hold Period

The Piedmont Property 909 was previously owner occupied. The Managing Member intends to list the property for rent at a rate of $2,242 per month, or $26,904 per year, which is consistent with other single-family homes in the same area of Atlanta, GA.

The Managing Member anticipates that this property's Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $1,500 per month. This estimate is based on the Managing Members due diligence calculations and does not include the $40,000.00 that the company anticipates will be needed for final renovations and will be deemed a capital expenditure. For information relating to our capital expenditure expectations, see "Property Components & Capital Expenditures" above.

We intend to hold the Piedmont Property 909 for 10 or more years during which time, we will operate the Piedmont Property 909 as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined in the Operating Agreement) to Series #ET8BV interest holders. The determination as to when the Piedmont Property 909 should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The Managing Member may determine that it is in the best interests of shareholders to sell the Piedmont Property 909 earlier than 10 years or to hold the property for more than 10 years.

Market Overview

As of March 2024, the latest data from various sources indicates a dynamic housing market in Atlanta, GA 30308. While not specific to the property at 215 Piedmont Ave NE, #909, insights from Redfin, Zillow, realtor.com, Rocket Homes, and Zumper provide an overview of the market trends relevant to this 1-bedroom, 1-bathroom condo.

  In March 2024, the median home sale price in Atlanta, GA 30308 has seen a substantial increase of 7.2% compared to the previous year, reaching a median price of approximately $375,000. Over the past decade, the housing market in this area has shown consistent appreciation, with an average rate of 10.4%.
  The Atlanta, GA 30308 area has been favorable for sellers, with sustained demand and limited inventory since May 2022. Notably, 40% of homes were sold above their listing prices in March 2024, underscoring the competitive nature of the market.
  Based on recent U.S. Census data, the population of Atlanta, GA 30308 stood at 20,000 as of March 2024.
  According to the U.S. Bureau of Labor Statistics, there has been a 3.9% increase in total nonfarm employment in the region between July 2022 and July 2023. The area's labor force now comprises 300,000 individuals, accompanied by an unemployment rate of 3.7% as of June 2023.
  The number of homes listed for sale in Atlanta, GA 30308 saw a modest growth of 5% in March 2024, with 150 homes listed.
  Properties in the Atlanta, GA 30308 area are moving quickly, with an average of 12 days on the market in March 2024, compared to 15 days the previous year.
  As of March 2024, the average rent for a 1-bedroom, 1-bathroom condo in Atlanta, GA 30308 has reached $2,100, indicating a 6.3% increase compared to March 2023.

THE COMPANY'S PROPERTIES

  On April 15, 2022, Ark7 Properties Plus LLC - Series #WGI3Z purchased an investment property located at 11679 W Madero Dr, Arizona City, AZ 85123 for $286,000. The property is a single family home.
  On July 18, 2022, Ark7 Properties Plus LLC - Series #0XYT6 purchased an investment property located at 2105 Silver Leaf Dr, Mesquite, TX 75181 for $360,000. The property is a single family home.
  On August 23, 2022, Ark7 Properties Plus LLC - Series #ZIE3T purchased an investment property located at 2507 Decoy Dr, Mesquite, TX 75181 for $342,000. The property is a single family home.
  On August 26, 2022, Ark7 Properties Plus LLC - Series #JTDXY purchased an investment property located at 2300 Homestead Dr, Mesquite, TX 75181 for $338,000. The property is a single family home.
  On September 22, 2022, Ark7 Properties Plus LLC - Series #FTWDS purchased an investment property located at 1527 Iris Walk, Jonesboro, GA 30238 for $220,000. The property is a townhouse.
  On September 22, 2022, Ark7 Properties Plus LLC - Series #P7FJ5 purchased an investment property located at 1541 Iris Walk, Jonesboro, GA 30238 for $220,000. The property is a townhouse.
  On October 11, 2022, Ark7 Properties Plus LLC - Series #WRA7O purchased an investment property located at 4263 Cadence Loop, LAND O LAKES, FL 34638 for $530,000. The property is a single family home.
  On August 8, 2023, Ark7 Properties Plus LLC - Series #SOV9W purchased an investment property located at 2113 W Gladys Ave, Unit 3S, Chicago, IL 60612 for $205,000. The property is a condominium.
  On August 21, 2023, Ark7 Properties Plus LLC - Series #QGXF0 purchased an investment property located at 704 S Lincoln Ave, Urbana, IL 61801 for $325,000. The property is a single family home.
  On October 18, 2023, Ark7 Properties Plus LLC - Series #RPFUV purchased an investment property located at 3405 Commonwealth Ave, Unit C, Alexandria, VA 22305 for $237,000. The property is a condominium.
  On October 20, 2023, Ark7 Properties Plus LLC - Series #NHMOP purchased an investment property located at 215 Piedmont Ave NE, Unit 205, Atlanta, GA 30308 for $155,000. The property is a condominium.
  On November 22, 2023, Ark7 Properties Plus LLC - Series #ORHOF purchased an investment property located at 215 Piedmont Ave NE, Unit 407, Atlanta, GA 30308 for $165,000. The property is a condominium.
  On January 8, 2024, Ark7 Properties Plus LLC - Series #DIVTU purchased an investment property located at 215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308 for $210,000. The property is a condominium.
  On April 18, 2024, Ark7 Properties Plus LLC - Series #OJXLW purchased an investment property located at 228 W Norway St, Walnut Springs, TX 76690 for $217,334. The property is a single family home.
  On May 20, 2024, Ark7 Properties Plus LLC - Series #ZAUH4 purchased an investment property located at 516 W Live Oak St, Dublin, TX 76446 for $201,111. The property is a single family home.
  On May 20, 2024, Ark7 Properties Plus LLC - Series #EYPIR purchased an investment property located at 655 E Live Oak St, Dublin, TX 76446 for $196,200. The property is a single family home.
  On May 20, 2024, Ark7 Properties Plus LLC - Series #5VCTK purchased an investment property located at 3616 Redbird St, Waco, TX 76705 for $228,900. The property is a single family home.
  On May 24, 2024, Ark7 Properties Plus LLC - Series #ET8BV purchased an investment property located at 215 Piedmont Ave NE, Unit 909, Atlanta, GA 30308 for $193,000. The property is a condominium.

As of the date of this Offering Circular, Ark7 Inc., the company's Asset Manager and Managing Member, does not own any additional properties and does not intend to acquire additional properties for the acquisition of company or any future series of the company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the financial statements and financial condition of Ark7 Properties Plus LLC and results of its operations together with: (i) its financial statements and related notes appearing at the end of this Offering Circular and (ii) the pro forma consolidated financial statements appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the company's current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Ark7 Properties Plus LLC was formed on March 17, 2022 ("Inception") in the State of Delaware. Ark7 Properties Plus LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific real estate property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the company entitles the investor to the potential economic benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Ark7 is the company's Managing Member. As the company's Managing Member, it will manage the company's day-to-day operations. Ark7 is also the Managing Member of each Series and the Asset Manager of each Series and will manage each property that a Series acquires.

Emerging Growth Company

If the company becomes subject to the ongoing reporting requirements of the Exchange Act, we will qualify as an "emerging growth company" under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results - year ended December 31, 2023 and 2022

Revenues are generated at the series level. For the year ended December 31, 2023 and 2022, the Series aggregated together generated $239,273 and $63,106, respectively, in revenues.

These revenues were generated by rental income across each Series as set out below:

Series	Gross Rental Income as of December 31, 2023	Gross Rental Income as of December 31, 2022
#0XYT6	$ 39,967	$ 16,870
#FTWDS	$ 18,618	$ 5,275
#JTDXY	$ 39,600	$ 9,900
#NHMOP	$ 1,021	$ 0
#ORHOF	$ 0	$ 0
#P7FJ5	$ 18,600	$ 4,636
#QGXF0	$ 15,129	$ 0
#RPFUV	$ 0	$ 0
#SOV9W	$ 6,788	$ 0
#WGI3Z	$ 20,155	$ 10,845
#WRA7O	$ 39,794	$ 3,300
#ZIE3T	$ 39,600	$ 11,660

Over this same period, each series incurred expenses from operations of the series, as well as professional expenses related to undertaking the Series offering. Expenses from operations of the properties, such as utilities, repairs and maintenance, insurance, and property tax amounted to:

Series	Expenses Relating to Operating of the Property as of December 31, 2023	Expenses Relating to Operating of the Property as of December 31, 2022
#0XYT6	$ 10,919	$ 4,238
#FTWDS	$ 5,051	$ 1,690
#JTDXY	$ 12,633	$ 2,258
#NHMOP	$ 1,424	$ 0
#ORHOF	$ 1,187	$ 0
#P7FJ5	$ 5,161	$ 1,396
#QGXF0	$ 5,060	$ 0
#RPFUV	$ 2,456	$ 0
#SOV9W	$ 2,854	$ 0
#WGI3Z	$ 3,142	$ 2,779
#WRA7O	$ 14,047	$ 3,395
#ZIE3T	$ 12,775	$ (1,900)

When including all expenses, such as legal and professional fees, general and administrative expenses, depreciation, and interest expense to Ark7, against revenues during this period, resulted in net income of the following:

Series	Net Income (Loss) as of December 31, 2023	Net Income (Loss) as of December 31, 2022
#0XYT6	$ (30,929)	$ (13,485)
#FTWDS	$ (29,310)	$ (6,624)
#JTDXY	$ (46,371)	$ (12,839)
#NHMOP	$ (7,043)	$ 0
#ORHOF	$ (5,018)	$ 0
#P7FJ5	$ (36,522)	$ (6,985)
#QGXF0	$ (9,428)	$ 0
#RPFUV	$ (33,241)	$ 0
#SOV9W	$ (32,542)	$ 0
#WGI3Z	$ (2,922)	$ (43,377)
#WRA7O	$ (62,501)	$ (17,233)
#ZIE3T	$ (39,664)	$ (6,564)

Liquidity and Capital Resources

Each Series has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses. As of December 31, 2023, the balance of the property management reserve by Series was:

Series	Cash and Property Management Reserve as of December 31, 2023
#0XYT6	$ 814
#FTWDS	$ 0
#JTDXY	$ (362)
#NHMOP	$ 0
#ORHOF	$ 0
#P7FJ5	$ 0
#QGXF0	$ 0
#RPFUV	$ 0
#SOV9W	$ 0
#WGI3Z	$ 200
#WRA7O	$ 0
#ZIE3T	$ 652

An additional $0 of cash is held by Ark7 Properties Plus LLC that is not assigned to a specific series.

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APPL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #0XYT6

On July 1, 2022, the APPL - Series #0XYT6 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #0XYT6 borrowed $378,478 at 9% interest with a maturity of June 30, 2023. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $258,478, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $4,841 and $17,032, respectively.

Series #5VCTK

On May 20, 2024, the APPL - Series #5VCTK executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #5VCTK borrowed $240,000 at 10% interest with a maturity of May 19, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #DIVTU

On December 1, 2023, the APPL - Series #DIVTU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #DIVTU borrowed $222,660 at 10% interest with a maturity of November 30, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $222,660 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $1,891 and $0, respectively.

Series #ET8BV

On May 24, 2024, the APPL - Series #ET8BV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ET8BV borrowed $200,000 at 10% interest with a maturity of May 23, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #EYPIR

On May 20, 2024, the APPL - Series #EYPIR executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #EYPIR borrowed $210,000 at 10% interest with a maturity of May 19, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #FTWDS

On September 1, 2022, the APPL - Series #FTWDS executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #FTWDS borrowed $228,015 at 9% interest with a maturity of August 31, 2023. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $178,015, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $4,920 and $6,840, respectively.

Series #JTDXY

On August 1, 2022, the APPL - Series #JTDXY executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #JTDXY borrowed $356,203 at 9% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $291,203, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $14,663 and $13,358, respectively.

Series #NHMOP

On October 1, 2023, the APPL - Series #NHMOP executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #NHMOP borrowed $165,100 at 10% interest with a maturity of September 30, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $66,000 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $2,958 and $0, respectively.

Series #OJXLW

On April 18, 2024, the APPL - Series #OJXLW executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #OJXLW borrowed $230,000 at 10% interest with a maturity of April 17, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #ORHOF

On November 1, 2023, the APPL - Series #ORHOF executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ORHOF borrowed $175,587 at 10% interest with a maturity of October 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $175,587 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $2,934 and $0, respectively.

Series #P7FJ5

On September 1, 2022, the APPL - Series #P7FJ5 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #P7FJ5 borrowed $227,985 at 9% interest with a maturity of August 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $222,985, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $11,587 and $6,840, respectively.

Series #QGXF0

On August 1, 2023, the APPL - Series #QGXF0 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #QGXF0 borrowed $344,051 at 10% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $11,835 and $0, respectively.

Series #RPFUV

On October 18, 2023, the APPL - Series #RPFUV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #RPFUV borrowed $250,963 at 10% interest with a maturity of October 17, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $2,956 and $0, respectively.

Series #SOV9W

On August 1, 2023, the APPL - Series #SOV9W executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #SOV9W borrowed $212,919 at 10% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $8,944 and $0, respectively.

Series #WGI3Z

On April 5, 2022, the APPL - Series #WGI3Z executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WGI3Z borrowed $299,120 at 9% interest with a maturity of April 4, 2023. The loan was paid off in 2022, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $12,697, respectively.

Series #WRA7O

On October 1, 2022, the APPL - Series #WRA7O executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WRA7O borrowed $542,610 at 9% interest with a maturity of September 30, 2023. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $522,610, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $15,647 and $12,209, respectively.

Series #ZAUH4

On May 20, 2024, the APPL - Series #ZAUH4 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ZAUH4 borrowed $210,000 at 10% interest with a maturity of May 19, 2025. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $0 and $0, respectively.

Series #ZIE3T

On August 1, 2022, the APPL - Series #ZIE3T executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ZIE3T borrowed $360,205 at 9% interest with a maturity of July 31, 2024. The loan was paid off in 2023, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $260,205, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended December 31, 2022 was $8,700 and $13,508, respectively.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

  Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.
  The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.
  Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement and the Series Designation, Ark7 Inc. serves as the initial member, the Managing Member of Ark7 Properties Plus LLC, and the Asset Manager for each Series.

Issuer	Managing Member	Asset Manager
Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ZIE3T	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #RPFUV	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #OJXLW	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ZAUH4	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #EYPIR	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #5VCTK	Ark7 Inc.	Ark7 Inc.
Ark7 Properties Plus LLC - Series #ET8BV	Ark7 Inc.	Ark7 Inc.

Executives and Directors

Ark7 Inc. is operated by the following executives and directors all work for the company on a full-time basis.

Name (Board of Directors & Executive Officers)	Position	Age	Term of Office (If indefinite, give date appointed)	Full Time/Part Time
Yizhen Zhao	CEO	35	October 2018 - Present	Full Time
Yujian Weng	CTO	37	December 2020 - Present	Full Time
Ling Yang	CCO	31	December 2020 - Present	Full Time

Yizhen Zhao, CEO and Co-Founder

Yizhen Zhao is currently the co-founder and Chief Executive Officer of Ark7. He has served in this position since October 2018. Prior to that, he worked as Software Engineers/Architecture Leads at Uber from 2017 to 2019, LinkedIn from 2014 to 2017, Twitter from 2013 to 2014, and Google from 2010 to 2013. He studied Computer Science at Shanghai Jiaotong University from 2006 to 2010 and received multiple Champion rewards for participating in international computer programming contests.

Yujian Weng, CTO and Co-Founder

Yujian Weng is currently the co-founder and Chief Technology Officer of Ark7. He has served in this position since December 2020. Prior to that, he was Senior Director, Connected Vehicle Services at NIO from 2016 to 2019. In this position, he was responsible for lead design and development of NIO Connected Car Platform. Previously, he led an ads & content personalization team at Cheetah Mobile from 2015 to 2016, he was a software engineer at Yahoo! from 2010 to 2015.

Ling Yang, CCO and Co-Founder

Ling Yang is currently the co-founder and Chief Compliance Officer of Ark7. She has served in this position since December 2020. Prior to that, she was the senior attorney at King & Wood Mallesons LLP from 2017 to 2021. Ms. Yang has extensive experience representing Asian, US, and multinational investors and companies in their cross-border business activities. Previously, Ms. Yang worked at a well-known Los Angeles law firm and also served as a legal consultant in a listed company in China. Ms. Yang graduated from Indiana University Maurer School of Law.

Indemnification of the Manager

The operating agreement stipulates that none of our manager, current or former directors, officers, employees, partners, shareholders, members, controlling individuals, agents, or independent contractors of our manager, nor individuals acting on behalf of our company in specific roles concerning other entities, will be held accountable to our company, any series, or any stakeholders for any actions or failures to act unless conclusively determined by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence. Each series will indemnify these individuals using its assets against all liabilities and losses, including payments for judgments, fines, penalties, or litigation settlements, along with legal fees and expenses, incurred as a result of their service to our company or that particular series, unless conclusively determined otherwise by a final, non-appealable decision of a court, arbitrator, or other competent tribunal to constitute fraud, willful misconduct, or gross negligence.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the year ended December 31, 2023, the company did not compensate any director or executive officer for their services to Ark7 Properties Plus LLC. We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company.

Our Managing Member and Asset Manager will be compensated as follows:

Asset Management Fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members. For the year ended December 31, 2023 each Series paid the following Asset Manager Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2023
Series #WGI3Z	$ -
Series #0XYT6	$ -
Series #ZIE3T	$ -
Series #JTDXY	$ -
Series #FTWDS	$ -
Series #P7FJ5	$ -
Series #WRA7O	$ -
Series #SOV9W	$ -
Series #QGXF0	$ -
Series #RPFUV	$ -
Series #NHMOP	$ -
Series #ORHOF	$ -
Series #DIVTU	$ -
Series #OJXLW	N/A
Series #ZAUH4	N/A
Series #EYPIR	N/A
Series #5VCTK	N/A
Series #ET8BV	N/A

Sourcing Fee

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. For the year ended December 31, 2023 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2023
Series #WGI3Z	$ -
Series #0XYT6	$ 14,250
Series #ZIE3T	$ 13,650
Series #JTDXY	$ 13,500
Series #FTWDS	$ 7,950
Series #P7FJ5	$ 7,950
Series #WRA7O	$ 18,450
Series #SOV9W	$ 7,800
Series #QGXF0	$ -
Series #RPFUV	$ 8,700
Series #NHMOP	$ -
Series #ORHOF	$ -
Series #DIVTU	$ -
Series #OJXLW	N/A
Series #ZAUH4	N/A
Series #EYPIR	N/A
Series #5VCTK	N/A
Series #ET8BV	N/A

Liquidation Fee

Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates).

Free Cash Flow

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion.

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Intercompany Loan(s)

Intercompany Loans that allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of at least 3.0% of the loan amount, and potentially up to 9.0%, depending on how much is prepaid.

Intercompany loans that do not allow for prepayment: In addition to the above compensation to the Managing Member and Asset Manager (which are both Ark7 at of the date of this report), under the terms of the intercompany loan, a Series will be required to pay interest to Ark7 of up to 10.0%, Prepayment of the loans is not permitted.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, on a post Conversion basis, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the company's capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the company's capital stock on a post-conversion basis.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class (1)	Percent of Voting Power
Membership Interest	Ark7 Inc., 1 Ferry Building, Ste 201 San Francisco, CA 94111	100% of Membership Interests of Ark7 Properties Plus LLC	n/a	100%	100%

The column "Percent of Class" includes a calculation of the amount the person owns now, plus the amount that person is entitled to acquire. That amount is then shown as a percentage of the outstanding amount of securities in that class if no other people exercised their rights to acquire those securities. The result is a calculation of the maximum amount that person could ever own based on their current and acquirable ownership, which is why the amounts in this column will not add up to 100%.

As of June 3, 2024, Series #WGI3Z had 11,350 Series Interests issued and outstanding and 11,350 Series Interests have been authorized.

As of June 3, 2024, Series #0XYT6 had 23,750 Series Interests issued and outstanding and 23,750 Series Interests have been authorized.

As of June 3, 2024, Series #ZIE3T had 22,750 Series Interests issued and outstanding and 22,750 Series Interests have been authorized.

As of June 3, 2024, Series #JTDXY had 22,500 Series Interests issued and outstanding and 22,500 Series Interests have been authorized.

As of June 3, 2024, Series #FTWDS had 13,250 Series Interests issued and outstanding and 13,250 Series Interests have been authorized.

As of June 3, 2024, Series #P7FJ5 had 13,250 Series Interests issued and outstanding and 13,250 Series Interests have been authorized.

As of June 3, 2024, Series #WRA7O had 30,750 Series Interests issued and outstanding and 30,750 Series Interests have been authorized.

As of June 3, 2024, Series #SOV9W had 2,600 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of June 3, 2024, Series #QGXF0 had 4,100 Series Interests issued and outstanding and 4,100 Series Interests have been authorized.

As of June 3, 2024, Series #RPFUV had 2,900 Series Interests issued and outstanding and 2,900 Series Interests have been authorized.

As of June 3, 2024, Series #NHMOP had 2,160 Series Interests issued and outstanding and 2,160 Series Interests have been authorized.

As of June 3, 2024, Series #ORHOF had 2,500 Series Interests issued and outstanding and 2,500 Series Interests have been authorized.

As of June 3, 2024, Series #DIVTU had 3,040 Series Interests issued and outstanding and 3,050 Series Interests have been authorized.

As of June 3, 2024, Series #OJXLW had 10 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of June 3, 2024, Series #ZAUH4 had 10 Series Interests issued and outstanding and 2,400 Series Interests have been authorized.

As of June 3, 2024, Series #EYPIR had 10 Series Interests issued and outstanding and 2,600 Series Interests have been authorized.

As of June 3, 2024, Series #5VCTK had 10 Series Interests issued and outstanding and 2,750 Series Interests have been authorized.

As of June 3, 2024, Series #ET8BV had 10 Series Interests issued and outstanding and 2,750 Series Interests have been authorized.

Yizhen Zhao is currently the majority owner of Ark7 Inc..

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company is subject to various conflicts of interest arising out of its relationship with Ark7, the company's Managing Member, Asset Manager and its affiliates. These conflicts are discussed below.

Ark7 Inc. is both the Asset Manager and the Managing Member

Ark7 Inc. is both the Asset Manager and the Managing Member. The Managing Member has appointed the Asset Manager. On balance, Ark7 Inc. controls all of the decisions related to each Series:

  Care of the Underlying Asset.
  Custody of the Underlying Asset.
  Maintenance of the Underlying Asset.
  Management of the Underlying Asset.
  Ability and to take any action that it deems necessary or desirable.
  The authority to sell of the Underlying Asset.
  Whether to encumber of the Underlying Asset.
  Whether to convey the Underlying Asset.
  Whether the Sourcing Fee (3.0%) will be paid to the Asset Manager, i.e. itself.
  Determination of the Asset Management Fee.

None of the responsibilities and determinations listed above will be made at arm's length and all of these decisions may unjustly financially reward Ark7 to the detriment of each Series and the investors. These conflicts may inhibit or interfere with the sound and profitable operation of the company. See "Risk Factors - Ark7 Inc. is both the Asset Manager and the Managing Member.

Intercompany Loan Agreement between Ark7 Inc. and Series #WGI3Z

On April 5, 2022, Series #WGI3Z (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $299,120 to the Borrower.
  Borrower promises to repay $299,120 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on April 5, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2022.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #WGI3Z

On April 15, 2022, Series #WGI3Z and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #WGI3Z Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #0XYT6

On July 1, 2022, Series #0XYT6 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $378,478 to the Borrower.
  Borrower promises to repay $378,478 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on July 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #0XYT6

On July 1, 2022, Series #0XYT6 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #0XYT6 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ZIE3T

On August 1, 2022, Series #ZIE3T (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $360,205 to the Borrower.
  Borrower promises to repay $360,205 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ZIE3T

On August 1, 2022, Series #ZIE3T and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ZIE3T Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #JTDXY

On August 1, 2022, Series #JTDXY (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $356,203 to the Borrower.
  Borrower promises to repay $356,203 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #JTDXY

On August 1, 2022, Series #JTDXY and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #JTDXY Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #FTWDS

On September 1, 2022, Series #FTWDS (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $228,015 to the Borrower.
  Borrower promises to repay $228,015 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on September 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #FTWDS

On September 10, 2022, Series #FTWDS and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #FTWDS Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #P7FJ5

On September 1, 2022, Series #P7FJ5 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $227,985 to the Borrower.
  Borrower promises to repay $227,985 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on September 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #P7FJ5

On September 10, 2022, Series #P7FJ5 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #P7FJ5 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #WRA7O

On October 1, 2022, Series #WRA7O (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $542,610 to the Borrower.
  Borrower promises to repay $542,610 to the Lender, with interest payable on the unpaid principal at the rate of 9.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2022.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #WRA7O

On October 1, 2022, Series #WRA7O and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #WRA7O Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #SOV9W

On August 1, 2023, Series #SOV9W (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $212,919 to the Borrower.
  Borrower promises to repay $212,919 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #SOV9W

On August 1, 2023, Series #SOV9W and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #SOV9W Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #QGXF0

On August 1, 2023, Series #QGXF0 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $344,051 to the Borrower.
  Borrower promises to repay $344,051 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on August 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #QGXF0

On August 1, 2023, Series #QGXF0 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #QGXF0 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #RPFUV

On October 18, 2023, Series #RPFUV (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $250,963 to the Borrower.
  Borrower promises to repay $250,963 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 18, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2023.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #RPFUV

On October 1, 2023, Series #RPFUV and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #RPFUV Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #NHMOP

On October 1, 2023, Series #NHMOP (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $165,100 to the Borrower.
  Borrower promises to repay $165,100 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on October 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan was paid off in 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #NHMOP

On October 1, 2023, Series #NHMOP and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #NHMOP Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ORHOF

On November 1, 2023, Series #ORHOF (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $175,587 to the Borrower.
  Borrower promises to repay $175,587 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on November 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on October 31, 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ORHOF

On November 1, 2023, Series #ORHOF and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ORHOF Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #DIVTU

On December 1, 2023, Series #DIVTU (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $222,660 to the Borrower.
  Borrower promises to repay $222,660 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on December 1, 2023.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on November 30, 2024.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #DIVTU

On December 1, 2023, Series #DIVTU and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #DIVTU Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #OJXLW

On April 18, 2024, Series #OJXLW (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $230,000 to the Borrower.
  Borrower promises to repay $230,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on April 18, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on April 17, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #OJXLW

On April 18, 2024, Series #OJXLW and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #OJXLW Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ZAUH4

On May 20, 2024, Series #ZAUH4 (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $210,000 to the Borrower.
  Borrower promises to repay $210,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on May 20, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on May 19, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ZAUH4

On May 20, 2024, Series #ZAUH4 and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ZAUH4 Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #EYPIR

On May 20, 2024, Series #EYPIR (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $210,000 to the Borrower.
  Borrower promises to repay $210,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on May 20, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on May 19, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #EYPIR

On May 20, 2024, Series #EYPIR and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #EYPIR Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #5VCTK

On May 20, 2024, Series #5VCTK (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $240,000 to the Borrower.
  Borrower promises to repay $240,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on May 20, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on May 19, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #5VCTK

On May 20, 2024, Series #5VCTK and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #5VCTK Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Intercompany Loan Agreement between Ark7 Inc. and Series #ET8BV

On May 24, 2024, Series #ET8BV (the "Borrower") and Ark7 (the "Lender") entered into the Intercompany Loan Agreement (the "Loan Agreement"). The Loan Agreement has the following terms:

  The Lender loaned $200,000 to the Borrower.
  Borrower promises to repay $200,000 to the Lender, with interest payable on the unpaid principal at the rate of 10.0% per annum, calculated semi-annually not in advance, beginning on May 24, 2024.
  The Borrower may prepay the Loan but in no event shall the interest rate chargeable hereinabove for any day be less than 3.0% per annum.
  The loan will be repaid in full on May 23, 2025.
  Default: In the event the Borrower defaults in the performance of any obligation under the Loan Agreement, then the Lender may declare the principal amount owing and interest due under the Loan Agreement at that time to be immediately due and payable.

Asset Management Agreement between Ark7 Inc. and Series #ET8BV

On May 24, 2024, Series #ET8BV and Ark7 (the "Asset Manager") entered into an Asset Management Agreement. The Asset Management Agreement has the following terms:

  the Asset Manager shall have sole authority and complete discretion over the care, custody, maintenance and management of the #ET8BV Asset and to take any action that it deems necessary or desirable.
  The Asset Manager shall devote such time to its duties under this Agreement as may be deemed reasonably necessary by the Asset Manager.
  The Asset Manager may delegate all or any of its duties pursuant to the terms determined by the Asset Manager.
  Compensation: for services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

For the years ended December 31, 2022 and December 31, 2023 each Series paid the following Asset Management Fees to the Asset Manager:

Series	Asset Management Fees Paid for the Year Ended December 31, 2022	Asset Management Fees Paid for the Year Ended December 31, 2023
Series #WGI3Z	$ 0	$ 0
Series #0XYT6	$ 0	$ 0
Series #ZIE3T	$ 0	$ 0
Series #JTDXY	$ 0	$ 0
Series #FTWDS	$ 0	$ 0
Series #P7FJ5	$ 0	$ 0
Series #WRA7O	$ 0	$ 0
Series #SOV9W	$ 0	$ 0
Series #QGXF0	$ 0	$ 0
Series #RPFUV	$ 0	$ 0
Series #NHMOP	$ 0	$ 0
Series #ORHOF	$ 0	$ 0
Series #DIVTU	$ 0	$ 0
Series #OJXLW	N/A	N/A
Series #ZAUH4	N/A	N/A
Series #EYPIR	N/A	N/A
Series #5VCTK	N/A	N/A
Series #ET8BV	N/A	N/A

Series Designation: Sourcing Fee paid to the Asset Manager, Ark7

The Asset Manager, as consideration for assisting in the sourcing of the Series #WGI3Z Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #0XYT6 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ZIE3T Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #JTDXY Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #FTWDS Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #P7FJ5 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #WRA7O Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #SOV9W Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #QGXF0 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #RPFUV Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #NHMOP Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ORHOF Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #DIVTU Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #OJXLW Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ZAUH4 Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #EYPIR Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #5VCTK Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

The Asset Manager, as consideration for assisting in the sourcing of the Series #ET8BV Underlying Asset, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% Sourcing Fee.

For the years ended December 31, 2022 and December 31, 2023 each Series paid the following Sourcing Fees to the Asset Manager:

Series	Sourcing Fees Paid for the Year Ended December 31, 2022	Sourcing Fees Paid for the Year Ended December 31, 2023
Series #WGI3Z	$ 10,896	$ -
Series #0XYT6	$ -	$ 14,250
Series #ZIE3T	$ -	$ 13,650
Series #JTDXY	$ -	$ 13,500
Series #FTWDS	$ -	$ 7,950
Series #P7FJ5	$ -	$ 7,950
Series #WRA7O	$ -	$ 18,450
Series #SOV9W	$ -	$ 7,800
Series #QGXF0	$ -	$ -
Series #RPFUV	$ -	$ 8,700
Series #NHMOP	$ -	$ -
Series #ORHOF	$ -	$ -
Series #DIVTU	$ -	$ -
Series #OJXLW	N/A	N/A
Series #ZAUH4	N/A	N/A
Series #EYPIR	N/A	N/A
Series #5VCTK	N/A	N/A
Series #ET8BV	N/A	N/A

Affiliates' Interests in Other Ark7 Entities

General

The officers and directors of Ark7 are also key professionals of APPL. These persons have legal obligations with respect to those entities that are similar to their obligations to the company. In addition, in the future, these persons and other affiliates of Ark7 may organize other real estate-related entities.

Allocation of Acquisition Opportunities

From time to time, Ark7 may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors, and under Regulation D or Regulation A. Ark7 will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset.

Allocation of the Company's Affiliates' Time

The company relies on Ark7's real estate professionals who act on behalf of its company, including Mr. Zhao, for the day-to-day operation of the business. Mr. Zhao is also the Chief Executive Officer of Ark7. As a result of his interests in other Ark7 entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Zhao will face conflicts of interest in allocating his time among the company, Ark7, other related entities and other business activities in which he is involved. However, the company believes that Ark7 and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Ark7 entities for which they work.

SECURITIES BEING OFFERED

The following descriptions of the company's Series Interests, certain provisions of Delaware law and certain provisions of the following:

  the Operating Agreement
  certificate of registered series of Ark7 Properties Plus LLC - Series #WGI3Z form of series designation #WGI3Z
  certificate of registered series of Ark7 Properties Plus LLC - Series #0XYT6 form of series designation #0XYT6
  certificate of registered series of Ark7 Properties Plus LLC - Series #ZIE3T form of series designation #ZIE3T
  certificate of registered series of Ark7 Properties Plus LLC - Series #JTDXY form of series designation #JTDXY
  certificate of registered series of Ark7 Properties Plus LLC - Series #FTWDS form of series designation #FTWDS
  certificate of registered series of Ark7 Properties Plus LLC - Series #P7FJ5 form of series designation #P7FJ5
  certificate of registered series of Ark7 Properties Plus LLC - Series #WRA7O form of series designation #WRA7O
  certificate of registered series of Ark7 Properties Plus LLC - Series #SOV9W form of series designation #SOV9W
  certificate of registered series of Ark7 Properties Plus LLC - Series #QGXF0 form of series designation #QGXF0
  certificate of registered series of Ark7 Properties Plus LLC - Series #RPFUV form of series designation #RPFUV
  certificate of registered series of Ark7 Properties Plus LLC - Series #NHMOP form of series designation #NHMOP
  certificate of registered series of Ark7 Properties Plus LLC - Series #ORHOF form of series designation #ORHOF
  certificate of registered series of Ark7 Properties Plus LLC - Series #DIVTU form of series designation #DIVTU
  certificate of registered series of Ark7 Properties Plus LLC - Series #OJXLW form of series designation #OJXLW
  certificate of registered series of Ark7 Properties Plus LLC - Series #ZAUH4 form of series designation #ZAUH4
  certificate of registered series of Ark7 Properties Plus LLC - Series #EYPIR form of series designation #EYPIR
  certificate of registered series of Ark7 Properties Plus LLC - Series #5VCTK form of series designation #5VCTK
  certificate of registered series of Ark7 Properties Plus LLC - Series #ET8BV form of series designation #ET8BV

are summaries and are qualified by reference to Delaware law, and the aforementioned designations and Operating Agreement.

General

The Offering

The company is offering membership interests of Series #DIVTU, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 3,050 Series #DIVTU Interests. 10 Series #DIVTU Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #OJXLW, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,600 Series #OJXLW Interests. 10 Series #OJXLW Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #ZAUH4, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,400 Series #ZAUH4 Interests. 10 Series #ZAUH4 Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #EYPIR, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,600 Series #EYPIR Interests. 10 Series #EYPIR Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #5VCTK, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,750 Series #5VCTK Interests. 10 Series #5VCTK Interests were issued to the Managing Member prior to this Offering.

The company is offering membership interests of Series #ET8BV, a registered series of a Delaware series limited liability company at a purchase price of $100.00 per Series Interest. The company has authorized, the issuance of up to 2,750 Series #ET8BV Interests. 10 Series #ET8BV Interests were issued to the Managing Member prior to this Offering.

Title to each Underlying Asset

Title to each Underlying Asset will be held by each Series.

Managing Member, Ark7

The Managing Member, Ark7, may amend any of the terms of the Operating Agreement of Ark7 Properties or any Series Designation as it determines in its sole discretion. However, no amendment to the Operating Agreement of Ark7 Properties shall be made without the consent of the holders holding a majority of the outstanding interests, that: (i) decreases the percentage of outstanding interests required to take any action hereunder; (ii) materially adversely affects the rights of any of the economic members (including adversely affecting the holders of any particular Series Interests as compared to holders of other Series Interests); (iii) modifies Section 11.1(a) of the Operating Agreement or gives any person the right to dissolve the company; or (iv) modifies the term of the company.

Distribution Rights

Distributions will be paid out of Free Cash Flow. Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4 of the Operating Agreement.

To the extent there is "Free Cash Flow" for any Series and as described in the Series Designation for such Series, our Managing Member intends to declare and pay distributions as follows:

  85% by way of distribution to the members of such Series (pro rata to their Series Interests and which, for the avoidance of doubt, may include the Managing Member or its affiliates), and;
  Up to 15% to the Asset Manager in payment of the management fee, except to the extent waived by the Asset Manager, in its sole discretion. The company notes that with regards to Series #WGI3Z the Asset Management Fee is 15%.

For more information on fees applicable to a specific series, see the "Compensation of our Directors and Executive Officers" section of this Offering Circular. Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each Series of shares except as otherwise limited by law or the Operating Agreement.

Restrictions on Transfer

There is currently no public trading market for any Series Interests, and an active market may not develop or be sustained. In the event a transfer of any Series Interest does occur, pursuant to Section 4.2 of the Operating Agreement, it must (i) have been held for a period of 12 months and (ii) written consent, consenting to the transfer, must be obtained from the Managing Member, prior to the transfer.

Voting Rights

Investors have limited voting rights, and substantial powers are delegated to our Managing Member under Section 5.1 of the company's Operating Agreement for which a vote of the Series Interest holders is not required.

When submitting a matter of vote, a holder of a Series Interest, is entitled to one vote per Series Interest on any and all matters submitted to the consent or approval of members generally. No separate vote or consent of the holders of Series Interests shall be required for the approval of any matter, except for matters which only pertain to the Series Designation of a specific series, for which only the holders of that Series Interest will vote.

Confidential Information

The purpose of Article XIV of the Operating Agreement is to protect confidential information of the company that would be available to Series Interest holders but not subject to disclosure under federal securities laws. Such information would include personal information of other investors held by the company, personal information included on leases, and other information in the books and records of the company that is not ready for public dissemination for which an interest holder requests and receives access to. Note, this confidentiality obligation does not extend to matters which are public knowledge, has been publicly filed with the Commission, or as required by law for that interest holder.

Reports to Members

The Managing Member shall keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Managing Member in accordance with the Internal Revenue Code. Our Managing Member will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, the company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The company will file updated offering circulars and offering circular supplements with the Commission. The company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, the company will file annual reports, semi-annual reports and other information with the Commission. In addition, the company plans to provide Series Interest holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

The company will provide such documents and periodic updates electronically by email or made available through the company's platform.

Distribution Upon Liquidation of a Series

Subject to the terms of a Series Interest any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the members (pro rata to their Interests and which, for the avoidance of doubt, may include the and its affiliates).

Other Rights

Holders of Series Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the company and no preferential rights to distributions of Series Interests.

Forum Selection Provisions

The company's Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby be brought in state or federal court of competent jurisdiction located within the State of California.

This forum selection provision may limit investors' ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company's compliance with the federal securities laws and the rules and regulations thereunder.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Independent Tax Advice

The following is a summary of certain U.S. federal income tax considerations for U.S. investors. You should consult your own professional advisers to obtain advice on the tax consequences that apply to you.

A detailed analysis of the federal, state and local tax consequences of an investment in our series interests is beyond the scope of this discussion. Prospective Investors are advised to consult their own tax counsel regarding these consequences and the preparation of any federal, state or local tax returns that a series interest holder may be required to file.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SERIES INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SERIES INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxpayer Identification Number ("TIN")

To ensure proper crediting of the withholding tax when reporting to the IRS, the Company must obtain a U.S. TIN from each of its investors.

Investors may provide the Company with either (i) a social security number (SSN), (ii) an individual taxpayer identification number (ITIN), or (iii) a U.S. employer identification number (EIN).

Certain investors who don't have and aren't eligible to get a social security number can apply for an individual taxpayer identification number on IRS Form W-7. The application is also available in Spanish.

Taxation of Each Series as a Separate Business Entity

The company intends to treat each Series as a separate business entity for U.S. federal income tax purposes and the company as a non-entity for U.S. federal income tax purposes. The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series' classification for U.S. federal income tax purposes determined under general tax principles and the entity classification rules.

Taxation of Each Series of Interests as a "C" Corporation

Although formed as a Delaware series limited liability company eligible for tax treatment as a "partnership," we have affirmatively elected for each series of interests, to be taxed as a "C" corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each series will be so treated. Thus, each series of interests will be taxed at regular corporate rates on its income before making any distributions to interest holders as described below.

The rule that a separate series of a series LLC is an eligible entity that may elect to be treated as a corporation for federal income tax purposes is contained in proposed Treasury Regulations not yet technically in force (Prop. Treas. Reg. Section 301.7701- 1(a)(5)) and could be subject to change if and when those Proposed Treasury Regulations are issued in final form. If such a change were to occur, investors in the series would likely be treated as partners in a partnership and would be subject to current federal income tax on their proportional share of the income of the series.

Taxation of Distributions to Investors

Distributions to U.S. investors out of a series' current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. investor who receives a distribution constituting "qualified dividend income" may be eligible for reduced federal income tax rates. U.S. investors are urged to consult their tax advisors regarding the characterization of corporate distributions as "qualified dividend income." Dividends received by a corporate U.S. investor may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Distributions in excess of a series' current and accumulated earnings and profits will not be taxable to a U.S. investor to the extent that the distributions do not exceed the adjusted tax basis of the U.S. investor's interests. Rather, such distributions will reduce the adjusted basis of such U.S. investor's interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. investor's adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset.

Net Investment Income Tax

Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer's "net investment income" or (ii) the excess of the taxpayer's adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our interests, a U.S. investor will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and (ii) the U.S. investor's adjusted tax basis in the interests. A U.S. investor's adjusted tax basis in the interests generally equals his or her initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of the series' current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. investors receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% net investment income tax.

The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. investor. The effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, a series must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a series to a non-U.S. investor are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. investor that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as "FATCA," each series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain "foreign financial institutions" and "non-financial foreign entities." Withholding will not apply to a U.S. investor that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

REIT Election

As previously discussed, the management team may seek to qualify certain series as a REIT, based on the circumstances of the respective underlying asset, including the nature of the underlying asset, the size and concentration of the investor group and how the manager intends to manage and monetize the underlying asset.

As long as any series qualifies as a REIT, it generally will not be subject to federal income tax on the portion of its REIT taxable income or capital gain that it distributes to its shareholders. Losses incurred by a REIT will not flow through to investors, nor will items of expense such as foreign taxes. A REIT's qualification and taxation as a REIT will depend on its ability to satisfy annual income tests, quarterly asset tests, and other requirements under the Code on a continuing basis. Accordingly, there can be no assurance that a REIT will be able to continue to operate in a manner so as to remain qualified as a REIT. Failure to meet certain tests under the Code or to remain qualified as a REIT may subject any REIT to substantial tax liability under the Code that would adversely impact the dividends received by the investors from such REIT.

The manager has the right to structure the acquisition and operation of assets as it deems appropriate and, because of the complexity and cost of a REIT structure, may decide (in its sole and absolute discretion) not to qualify any series as REITs.

Acquisition of Series Interests

The value of initial acquisition of Series Interests will become the tax basis for the determination of gains or losses.

Possible Tax Law Changes

The foregoing discussion is only a summary and is based upon existing federal income tax law. Investors should recognize that the federal income tax treatment of an investment may be modified at any time by legislative, judicial or administrative action. Any such changes may have a retroactive effect with respect to existing transactions and investments and may modify the statements made above. In particular, the Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Internal Revenue Code since 1986. Investors are urged to consult with their own tax advisor with respect to the impact of recent legislation, including the Tax Act, on their investment in the Interests.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A SERIES. INVESTORS ARE STRONGLY ADVISED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A SERIES.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

The company will be required to make annual and semi-annual filings with the SEC. The company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

At least every 12 months, the company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the company's recent financial statements.

The company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC's EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which the company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the company remains an "emerging growth company," the company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies," including but not limited to:

  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
  taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
  being permitted to comply with reduced disclosure obligations regarding executive compensation in the company's periodic reports and proxy statements; and
  being exempt from the requirement to hold a non-binding advisory vote on executive compensation and interest holder approval of any golden parachute payments not previously approved.

If the company becomes a public reporting company under the Exchange Act in the future, the company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The company would remain an "emerging growth company" for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the company would cease to be an "emerging growth company" as of the following December 31.

If the company does not become a public reporting company under the Exchange Act for any reason, the company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, the company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies," and its unitholders could receive less information than they might expect to receive from more mature public companies.

FINANCIAL STATEMENTS

Audited Consolidated and consolidating Financial Statements for the Year Ended December 31, 2023 and December 31, 2022	F-1
Unaudited Pro Forma Consolidated and consolidating Financial Statements and Report for the Year Ended December 31, 2023	F-1

ARK7 PROPERTIES PLUS LLC

AUDITED CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

For the year ended December 31, 2023 and December 31, 2022

Independent Auditor's Report

Yizhen Zhao

Ark7 Properties Plus LLC

San Francisco, CA, United States of America

Report on the Audit of the Financial Statements

Opinion

We have audited the consolidated and consolidating financial statements of Ark7 Properties Plus LLC (the "APPL") and its Series, which comprise the balance sheets as of December 31, 2022 and 2023, and the related statements of income, members' equity, and cash flows for the periods from March 17, 2022 (inception date) to December 31, 2022, and for the year ended December 31, 2023, together with the related notes (collectively referred to as the consolidated and consolidating financial statements).

In our opinion, the accompanying consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the APPL as of December 31, 2022 and 2023, the results of its operations, and its cash flows for the period from March 17, 2022, to December 31, 2022, and for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the APPL and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the Consolidated and consolidating financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and consolidating financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated and consolidating financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated and consolidating financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated and consolidating financial statements.

In performing an audit in accordance with GAAS, we:

  Exercise professional judgment and maintain professional skepticism throughout the audit.
  Identify and assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the APPL's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated and consolidating financial statements.
  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the APPL's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the APPL will continue as a going concern. As discussed in Note 1 to the financial statements, the APPL has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the APPL's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

____________________

Flex-Tax, Inc.

San Francisco, CA

March 18, 2024

Ark7 Properties Plus LLC

Consolidated Balance Sheet

As of December 31, 2023 and 2022

Description	Note	December 31, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	2	$ 24,261	$ 96,124
Receivables		5,167	-
Related party receivables	3	562,367	1,344
Prepaid expenses		20,416	16,532
Total Current Assets		612,211	114,000
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost		3,513,143	2,322,937
Property, plant, and equipment - Accumulated Depreciation		(114,888)	(29,076)
Total Property, plant, and equipment	1	3,398,255	2,293,861
Total Noncurrent Assets		3,398,255	2,293,861
Total Assets		4,010,466	2,407,861

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities		107,423	9,424
Related party payable		2	28,493
Related party debt, current	3	464,247	1,733,496
Other liabilities, current		21,807	11,350
Total Current Liabilities		593,478	1,782,763
Total Liabilities		593,478	1,782,763

Member's Equity
Equity Capital
Members' Equity		3,878,867	732,234
Retained Earnings (Accumulated Deficit)		(461,879)	(107,135)
Total Equity Capital		3,416,987	625,098
Total Member's Equity		3,416,987	625,098
Total Liabilities & Members' Equity		$ 4,010,466	$ 2,407,861

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated Statement of Income

For the year ended December 31, 2023 and 2022

Description	Note	December 31, 2023	December 31, 2022
Net Income (Loss)
Gross Profit (Loss)
Rental Income		$ 239,016	$ 62,738
Other rental fees		257	368
Total Gross Profit (Loss)	1	239,273	63,106
Operating Expenses
General and administrative expenses		369,772	54,026
Depreciation and amortization expenses		85,812	29,076
Property tax and state fee		44,557	4,657
Total Operating Expenses		500,141	87,759
Operating Income (Loss)		(260,868)	(24,653)
Other Income (Loss)
Interest expense	3	-	-
Interest expense, related party	4	(91,876)	(82,482)
Other income (expense)		(2,000)	-
Total Other Income (Loss)		(93,876)	(82,482)
Total Net Income (Loss)		$ (354,744)	$ (107,135)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated Statement of Members' Equity

For the year ended December 31, 2023 and 2022

Description	December 31, 2023	December 31, 2022
Balance at the beginning of the period	$ 625,098	$ -
Equity Contribution	3,301,401	762,080
Net Income (Loss)	(354,744)	(107,135)
Distribution	(154,768)	(29,846)
Balance at the end of the period	$ 3,416,987	$ 625,098

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated Statement of Cash Flows

For the year ended December 31, 2023 and 2022

Description	December 31, 2023	December 31, 2022
Cash Flows From Operating Activities
Net Income (Loss)	$ (354,744)	$ (107,135)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	85,812	29,076
Amortization of debt issuance costs	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	85,812	29,076
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(5,167)	-
Related party receivables	(562,367)	(0)
Prepaid expenses	(3,883)	(16,532)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	102,071	5,352
Related party payable	(19,229)	19,230
Other liabilities	10,457	11,350
Net Cash Provided by (Used in) Operating Activities	(747,050)	(58,660)
Cash Flows from Investing Activities
Purchase of property, plant, and equipment	(1,190,206)	(2,322,937)
Net Cash Provided by (Used in) Investing Activities	(1,190,206)	(2,322,937)
Cash Flows from Financing Activities
Proceeds from issuance of related party debt	1,422,181	1,733,496
Repayment of related party debt	(2,691,429)	-
Proceeds from private offerings	3,301,401	762,080
Distributions to partners	(154,768)	(29,846)
Net Cash Provided by (Used in) Financing Activities	1,877,384	2,465,730
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(59,872)	84,133
Cash, Cash Equivalents, and Restricted Cash at the beginning of the period	84,133	-
Cash, Cash Equivalents, and Restricted Cash at the end of the period	24,261	84,133

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 91,876	$ 82,482

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Assets
Current Assets
Cash and cash equivalents	$ 22,957	$ 814	$ -	$ -	$ (362)	$ -	$ -	$ -	$ -	$ -
Receivables	5,167	-	-	-	-	-	-	-	-	-
Related party receivables	562,367	48,147	220,540	(3,374)	34,632	100,652	(39,633)	(5,216)	68,331	3,592
Prepaid expenses	-	684	-	4,100	25	5	766	3,961	3,720	1,185
Total Current Assets	590,491	49,645	220,540	726	34,295	100,657	(38,867)	(1,256)	72,051	4,777
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	100	364,461	-	223,490	347,368	172,535	210,104	223,460	326,767	253,643
Property, plant, and equipment - Accumulated Depreciation	-	(17,696)	-	(9,164)	(15,539)	(936)	(667)	(9,162)	(4,192)	(1,460)
Total Property, plant, and equipment	100	346,765	-	214,327	331,829	171,600	209,437	214,298	322,575	252,183
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	100	346,765	-	214,327	331,829	171,600	209,437	214,298	322,575	252,183
Total Assets	590,591	396,409	220,540	215,052	366,125	272,257	170,569	213,042	394,626	256,959

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	107,423	-	-	-	-	-	-	-	-	-
Related party payable	500,330	-	-	-	-	-	-	-	-	-
Related party debt, current	(0)	-	222,660	-	-	66,000	175,587	-	-	-
Other liabilities, current	-	1,800	-	1,450	1,800	-	-	4,550	693	-
Total Current Liabilities	607,753	1,800	222,660	1,450	1,800	66,000	175,587	4,550	693	-
Noncurrent Liabilities
Mortgage payable
Related party debt, noncurrent
Total Noncurrent Liabilities
Total Liabilities	607,753	1,800	222,660	1,450	1,800	66,000	175,587	4,550	693	-

Member's Equity
Equity Capital
Members' Equity	-	439,023	-	249,536	423,535	213,300	-	251,999	403,361	290,200
Retained Earnings (Accumulated Deficit)	(17,162)	(44,414)	(2,120)	(35,934)	(59,210)	(7,043)	(5,018)	(43,507)	(9,428)	(33,241)
Total Equity Capital	(17,162)	394,609	(2,120)	213,602	364,325	206,257	(5,018)	208,492	393,933	256,959
Total Member's Equity	(17,162)	394,609	(2,120)	213,602	364,325	206,257	(5,018)	208,492	393,933	256,959
Total Liabilities & Members' Equity	$ 590,591	$ 396,409	$ 220,540	$ 215,052	$ 366,125	$ 272,257	$ 170,569	$ 213,042	$ 394,626	$ 256,959

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ -	$ 200	$ -	$ 652	$ -	$ 24,261
Receivables	-	-	-	-	-	5,167
Related party receivables	12,015	26,415	(2,295)	36,525	(500,329)	562,367
Prepaid expenses	355	1,656	2,466	1,493	-	20,416
Total Current Assets	12,369	28,271	171	38,670	(500,329)	612,211
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	212,918	287,530	531,255	359,511	-	3,513,143
Property, plant, and equipment - Accumulated Depreciation	(2,496)	(17,829)	(20,724)	(15,022)	-	(114,888)
Total Property, plant, and equipment	210,422	269,701	510,531	344,488	-	3,398,255
Related party loans and note receivable, noncurrent	-	-	-	-	-	-
Total Noncurrent Assets	210,422	269,701	510,531	344,488	-	3,398,255
Total Assets	222,791	297,972	510,702	383,158	(500,329)	4,010,466

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	107,423
Related party payable	-	-	-	-	(500,329)	2
Related party debt, current	-	-	-	-	-	464,247
Other liabilities, current	1,139	1,675	6,900	1,800	-	21,807
Total Current Liabilities	1,139	1,675	6,900	1,800	(500,329)	593,478
Noncurrent Liabilities
Mortgage payable
Related party debt, noncurrent
Total Noncurrent Liabilities
Total Liabilities	1,139	1,675	6,900	1,800	(500,329)	593,478

Member's Equity
Equity Capital
Members' Equity	254,194	342,595	583,537	427,586	-	3,878,867
Retained Earnings (Accumulated Deficit)	(32,542)	(46,299)	(79,735)	(46,227)	-	(461,879)
Total Equity Capital	221,652	296,297	503,802	381,358	-	3,416,987
Total Member's Equity	221,652	296,297	503,802	381,358	-	3,416,987
Total Liabilities & Members' Equity	$ 222,791	$ 297,972	$ 510,702	$ 383,158	$ (500,329)	$ 4,010,466

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Balance Sheet

As of December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Assets
Current Assets
Cash and cash equivalents	$ 37,888	$ 3,282	$ 3,619	$ 2,947	$ -	$ 3,928	$ -	$ -	$ 40,132	$ 1,571
Receivables	-	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable, current
Prepaid expenses	-	3,738	743	6,222	-	794	-	(1,719)	928	1,488
Total Current Assets	37,888	7,021	3,834	10,188	-	4,689	-	(0)	41,061	2,803
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	-	364,461	223,490	347,368	-	223,460	-	-	286,740	531,255
Property, plant, and equipment - Accumulated Depreciation	-	(5,716)	(1,986)	(4,297)	-	(1,986)	-	-	(7,384)	(3,802)
Total Property, plant, and equipment	-	358,745	221,504	343,071	-	221,474	-	-	279,356	527,453
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	-	358,745	221,504	343,071	-	221,474	-	-	279,356	527,453
Total Assets	37,888	365,765	225,338	353,259	-	226,163	-	(0)	320,417	530,257

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	9,424	-	-	-	-	-	-	-	-	-
Related Party Payable
Related party debt, current	-	258,478	178,015	291,203	-	222,985	-	-	-	522,610
Other liabilities, current	-	-	1,450	-	-	3,000	-	-	-	6,900
Total Current Liabilities	37,917	258,478	179,465	291,203	-	225,985	-	-	-	529,510
Noncurrent Liabilities
Related party payable	28,493	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	37,917	258,478	179,465	291,203	-	225,985	-	-	-	529,510

Member's Equity
Equity Capital
Members' Equity	-	120,773	52,497	74,895	-	7,163	-	-	363,794	17,980
Retained Earnings (Accumulated Deficit)	(29)	(13,485)	(6,624)	(12,839)	-	(6,985)	-	(0)	(43,377)	(17,233)
Total Equity Capital	(29)	107,287	45,873	62,056	-	178	-	(0)	320,417	747
Total Member's Equity	(29)	107,287	45,873	62,056	-	178	-	(0)	320,417	747
Total Liabilities & Members' Equity	$ 37,888	$ 365,765	$ 225,338	$ 353,259	$ -	$ 226,163	$ -	$ (0)	$ 320,417	$ 530,257

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ 2,756	$ -	$ 96,124
Receivables	-	-	-
Related party loans and notes receivable, current
Prepaid expenses	4,337	-	16,532
Total Current Assets	6,516	-	114,000
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	346,162	-	2,322,937
Property, plant, and equipment - Accumulated Depreciation	(3,905)	-	(29,076)
Total Property, plant, and equipment	342,257	-	2,293,861
Related party loans and note receivable, noncurrent	-	-	-
Total Noncurrent Assets	342,257	-	2,293,861
Total Assets	348,774	-	2,407,861

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	9,424
Related Party Payable
Related party debt, current	260,205	-	1,733,496
Other liabilities, current	-	-	11,350
Total Current Liabilities	260,205	-	1,782,763
Noncurrent Liabilities
Related party payable	-	-	28,493
Related party debt, noncurrent	-	-	-
Total Noncurrent Liabilities	-	-	-
Total Liabilities	260,205	-	1,782,763

Member's Equity
Equity Capital
Members' Equity	95,132	-	732,234
Retained Earnings (Accumulated Deficit)	(6,564)	-	(107,135)
Total Equity Capital	88,569	-	625,098
Total Member's Equity	88,569	-	625,098
Total Liabilities & Members' Equity	$ 348,774	$ -	$ 2,407,861

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ -	$ 39,967	$ -	$ 18,618	$ 39,600	$ 1,021	$ -	$ 18,600	$ 15,129	$ -
Other rental fees	-	-	-	-	-	-	-	-	-	-
Total Gross Profit (Loss)	-	39,967	-	18,618	39,600	1,021	-	18,600	15,129	-
Operating Expenses
General and administrative expenses	15,392	50,844	229	32,535	51,372	3,413	1,141	33,128	4,963	28,291
Depreciation and amortization expenses	-	11,980	-	7,178	11,242	936	667	7,177	4,192	1,460
Property tax and state fee	-	6,450	-	3,295	7,329	430	275	3,230	3,238	534
Total Operating Expenses	15,392	69,274	229	43,008	69,943	4,778	2,083	43,535	12,392	30,285
Operating Income (Loss)	(15,392)	(29,307)	(229)	(24,390)	(30,343)	(3,757)	(2,083)	(24,935)	2,737	(30,285)
Other Income (Loss)
Interest income, related party	-	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-	-
Interest expense, related party	-	(4,841)	(1,891)	(4,920)	(14,663)	(2,958)	(2,934)	(11,587)	(11,835)	(2,956)
Other income (expense)	(1,741)	3,219	-	-	(1,365)	(329)	-	-	(329)	-
Total Other Income (Loss)	(1,741)	(1,622)	(1,891)	(4,920)	(16,028)	(3,287)	(2,934)	(11,587)	(12,164)	(2,956)
Total Net Income (Loss)	$ (17,133)	$ (30,929)	$ (2,120)	$ (29,310)	$ (46,371)	$ (7,043)	$ (5,018)	$ (36,522)	$ (9,428)	$ (33,241)

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 6,788	$ 20,010	$ 39,683	$ 39,600	$ -	$ 239,016
Other rental fees	-	145	112	-	-	257
Total Gross Profit (Loss)	6,788	20,155	39,794	39,600	-	239,273
Operating Expenses
General and administrative expenses	26,214	11,101	59,600	51,549	-	369,772
Depreciation and amortization expenses	2,496	10,445	16,922	11,117	-	85,812
Property tax and state fee	1,486	1,531	10,126	6,633	-	44,557
Total Operating Expenses	30,196	23,077	86,649	69,299	-	500,141
Operating Income (Loss)	(23,408)	(2,922)	(46,854)	(29,699)	-	(260,868)
Other Income (Loss)
Interest income, related party	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-
Interest expense, related party	(8,944)	-	(15,647)	(8,700)	-	(91,876)
Other income (expense)	(190)	-	-	(1,265)	-	(2,000)
Total Other Income (Loss)	(9,134)	-	(15,647)	(9,965)	-	(93,876)
Total Net Income (Loss)	$ (32,542)	$ (2,922)	$ (62,501)	$ (39,664)	$ -	$ (354,744)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Income

For the year ended December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 620	$ 16,870	$ 5,120	$ 9,900	$ -	$ 4,636	$ -	$ -	$ 10,632	$ 3,300
Other rental fees	-	-	155	-	-	-	-	-	213	-
Total Gross Profit (Loss)	620	16,870	5,275	9,900	-	4,636	-	-	10,845	3,300
Operating Expenses
General and administrative expenses	649	5,034	1,784	4,742	-	1,829	-	-	33,386	1,944
Depreciation and amortization expenses	-	5,716	1,986	4,297	-	1,986	-	-	7,384	3,802
Property tax and state fee	-	2,574	1,289	342	-	966	-	0	754	2,578
Total Operating Expenses	649	13,323	5,059	9,381	-	4,781	-	0	41,525	8,325
Operating Income (Loss)	(29)	3,546	216	519	-	(145)	-	(0)	(30,680)	(5,025)
Other Income (Loss)
Interest income, related party	82,482	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-	-
Interest expense, related party	(82,482)	(17,032)	(6,840)	(13,358)	-	(6,840)	-	-	(12,697)	(12,209)
Total Other Income (Loss)	-	(17,032)	(6,840)	(13,358)	-	(6,840)	-	-	(12,697)	(12,209)
Total Net Income (Loss)	$ (29)	$ (13,485)	$ (6,624)	$ (12,839)	$ -	$ (6,985)	$ -	$ (0)	$ (43,377)	$ (17,233)

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Net Income (Loss)
Gross Profit (Loss)
Rental Income	$ 11,660	$ -	$ 62,738
Other rental fees	-	-	368
Total Gross Profit (Loss)	11,660	-	63,106
Operating Expenses
General and administrative expenses	4,657	-	54,026
Depreciation and amortization expenses	3,905	-	29,076
Property tax and state fee	(3,846)	-	4,657
Total Operating Expenses	4,716	-	87,759
Operating Income (Loss)	6,944	-	(24,653)
Other Income (Loss)
Interest income, related party	-	(82,482)	-
Interest expense	-	-	-
Interest expense, related party	(13,508)	82,482	(82,482)
Total Other Income (Loss)	(13,508)	-	(82,482)
Total Net Income (Loss)	$ (6,564)	$ -	$ (107,135)

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Balance at January 01, 2023	$ (29)	$ 107,287	$ -	$ 45,873	$ 62,056	$ -	$ -	$ 178	$ -	$ -
Equity Contribution	-	345,912	-	209,300	370,362	213,300	-	256,920	411,400	290,200
Net Income (Loss)	(17,133)	(30,929)	(2,120)	(29,310)	(46,371)	(7,043)	(5,018)	(36,522)	(9,428)	(33,241)
Distribution	-	(27,661)	-	(12,261)	(21,722)	-	-	(12,084)	(8,039)	-
Balance at December 31, 2023	$ (17,162)	$ 394,609	$ (2,120)	$ 213,602	$ 364,325	$ 206,257	$ (5,018)	$ 208,492	$ 393,933	$ 256,959

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Balance at January 01, 2023	$ (0)	$ 320,417	$ 747	$ 88,569	$ -	$ 625,098
Equity Contribution	260,200	(6,776)	597,020	353,563	-	3,301,401
Net Income (Loss)	(32,542)	(2,922)	(62,501)	(39,664)	-	(354,744)
Distribution	(6,006)	(14,422)	(31,463)	(21,110)	-	(154,768)
Balance at December 31, 2023	$ 221,652	$ 296,297	$ 503,802	$ 381,358	$ -	$ 3,416,987

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Members' Equity

For the year ended December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Balance at January 01, 2022	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Equity Contribution	-	129,260	55,780	79,740	-	8,080	-	-	369,920	17,980
Net Income (Loss)	(29)	(13,485)	(6,624)	(12,839)	-	(6,985)	-	(0)	(43,377)	(17,233)
Distribution	-	(8,487)	(3,283)	(4,845)	-	(917)	-	-	(6,126)	-
Balance at December 31, 2022	$ (29)	$ 107,287	$ 45,873	$ 62,056	$ -	$ 178	$ -	$ (0)	$ 320,417	$ 747

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Balance at January 01, 2022	$ -	$ -	$ -
Equity Contribution	101,320	-	762,080
Net Income (Loss)	(6,564)	-	(107,135)
Distribution	(6,188)	-	(29,846)
Balance at December 31, 2022	$ 88,569	$ -	$ 625,098

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2023 and 2022

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #DIVTU	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #RPFUV
Cash Flows From Operating Activities
Net Income (Loss)	$ (17,133)	$ (30,929)	$ (2,120)	$ (29,310)	$ (46,371)	$ (7,043)	$ (5,018)	$ (36,522)	$ (9,428)	$ (33,241)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	-	11,980	-	7,178	11,242	936	667	7,177	4,192	1,460
Amortization of debt issuance costs	-	-	-	-	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	-	11,980	-	7,178	11,242	936	667	7,177	4,192	1,460
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	(5,167)	-	-	-	-	-	-	-	-	-
Related party receivables	(562,367)	(48,146)	(220,540)	2,845	(33,613)	(100,652)	39,633	5,183	(68,331)	(3,592)
Prepaid expenses	-	3,054	-	(3,356)	6,197	(5)	(766)	(3,167)	(3,720)	(1,185)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	102,071	-	-	-	-	-	-	-	-	-
Related party payable	479,756	-	-	-	-	-	-	-	-	-
Other liabilities	-	1,800	-	-	1,800	-	-	1,550	693	-
Net Cash Provided by (Used in) Operating Activities	(2,840)	(62,241)	(222,660)	(22,644)	(60,745)	(106,765)	34,517	(25,779)	(76,594)	(36,557)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable issued	-	-	-	-	-	-	-	-	-	-
Purchase of property, plant, and equipment	(100)	-	-	-	-	(172,535)	(210,104)	-	(326,767)	(253,643)
Net Cash Provided by (Used in) Investing Activities	(100)	-	-	-	-	(172,535)	(210,104)	-	(326,767)	(253,643)
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs	-	-	-	-	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-	-	-	-	-
Proceeds from issuance of related party debt	-	-	222,660	-	-	216,000	175,587	-	344,051	250,963
Repayment of related party debt	-	(258,478)	-	(178,015)	(291,203)	(150,000)	-	(222,985)	(344,051)	(250,963)
Proceeds from private offerings	-	345,912	-	209,300	370,362	213,300	-	256,920	411,400	290,200
Distributions to partners	-	(27,661)	-	(12,261)	(21,722)	-	-	(12,084)	(8,039)	-
Net Cash Provided by (Used in) Financing Activities	-	59,773	222,660	19,024	57,437	279,300	175,587	21,851	403,361	290,200
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(2,940)	(2,468)	-	(3,619)	(3,309)	-	-	(3,928)	(0)	-
Cash, Cash Equivalents, and Restricted Cash at January 01, 2023	25,897	3,282	-	3,619	2,947	-	-	3,928	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2023	22,957	814	-	-	(362)	-	-	-	-	-

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 4,841	$ 1,891	$ 4,920	$ 14,663	$ 2,958	$ 2,934	$ 11,587	$ 11,835	$ 2,956

Description	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (32,542)	$ (2,922)	$ (62,501)	$ (39,664)	$ -	$ (354,744)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	2,496	10,445	16,922	11,117	-	85,812
Amortization of debt issuance costs	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	2,496	10,445	16,922	11,117	-	85,812
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	(5,167)
Related party receivables	(10,295)	(26,415)	2,039	(37,102)	498,985	(562,367)
Prepaid expenses	(2,074)	(728)	(978)	2,844	-	(3,883)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	-	-	-	102,071
Related party payable	-	-	-	-	(498,985)	(19,229)
Other liabilities	1,139	1,675	-	1,800	-	10,457
Net Cash Provided by (Used in) Operating Activities	(41,276)	(17,944)	(44,518)	(61,004)		(747,050)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	-	-	-	-	-
Related party loans and notes receivable issued	-	-	-	-	-	-
Purchase of property, plant, and equipment	(212,918)	(790)	-	(13,348)	-	(1,190,206)
Net Cash Provided by (Used in) Investing Activities	(212,918)	(790)	-	(13,348)	-	(1,190,206)
Cash Flows from Financing Activities
Proceeds from issuance of debt
Payments for debt issuance costs	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-
Proceeds from issuance of related party debt	212,919	-	-	-	-	1,422,181
Repayment of related party debt	(212,919)	-	(522,610)	(260,205)	-	(2,691,429)
Proceeds from private offerings	260,200	(6,776)	597,020	353,563	-	3,301,401
Distributions to partners	(6,006)	(14,422)	(31,463)	(21,110)	-	(154,768)
Net Cash Provided by (Used in) Financing Activities	254,194	(21,198)	42,947	72,248	-	1,877,384
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	0	(39,932)	(1,571)	(2,104)		(59,872)
Cash, Cash Equivalents, and Restricted Cash at January 01, 2023	-	40,132	1,571	2,756	-	84,133
Cash, Cash Equivalents, and Restricted Cash at December 31, 2023	-	200	-	652	-	24,261

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 8,944	$ -	$ 15,647	$ 8,700	$ -	$ 91,876

See accompanying notes to the Consolidated and Consolidating financial statements

Ark7 Properties Plus LLC

Consolidated and consolidating Statement of Cash Flows

For the year ended December 31, 2022

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #QGXF0	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #WRA7O
Cash Flows From Operating Activities
Net Income (Loss)	$ (29)	$ (13,485)	$ (6,624)	$ (12,839)	$ -	$ (6,985)	$ -	$ (0)	$ (43,377)	$ (17,233)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	-	5,716	1,986	4,297	-	1,986	-	-	7,384	3,802
Amortization of debt issuance costs	-	-	-	-	-	-	-	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	-	5,716	1,986	4,297	-	1,986	-	-	7,384	3,802
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-	-	-	-	-	-	-	-
Related party receivables	-	(1)	529	(1,019)	-	33	-	(1,719)	-	256
Prepaid expenses	-	(3,738)	(743)	(6,222)	-	(794)	-	1,719	(928)	(1,488)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	5,352	-	-	-	-	-	-	-	-	-
Related party payable	20,574	-	-	-	-	-	-	-	-	-
Other liabilities	-	-	1,450	-	-	3,000	-	-	-	6,900
Net Cash Provided by (Used in) Operating Activities	25,897	(11,508)	(3,402)	(15,783)	-	(2,760)	-	-	(36,921)	(7,764)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	659,120	-	-	-	-	-	-	-	-	-
Related party loans and notes receivable issued	(2,392,616)	-	-	-	-	-	-	-	-	-
Purchase of property, plant, and equipment	-	(364,461)	(223,490)	(347,368)	-	(223,460)	-	-	(286,740)	(531,255)
Net Cash Provided by (Used in) Investing Activities	(1,733,496)	(364,461)	(223,490)	(347,368)	-	(223,460)	-	-	(286,740)	(531,255)
Cash Flows from Financing Activities
Proceeds from issuance of debt	-	-	-	-	-	-	-	-	-	-
Payments for debt issuance costs	-	-	-	-	-	-	-	-	-	-
Repayment of debt	-	-	-	-	-	-	-	-	-	-
Proceeds from issuance of related party debt	1,733,496	378,478	228,015	356,203	-	227,985	-	-	299,120	542,610
Repayment of related party debt	-	(120,000)	(50,000)	(65,000)	-	(5,000)	-	-	(299,120)	(20,000)
Proceeds from private offerings	-	129,260	55,780	79,740	-	8,080	-	-	369,920	17,980
Distributions to partners	-	(8,487)	(3,283)	(4,845)	-	(917)	-	-	(6,126)	-
Net Cash Provided by (Used in) Financing Activities	1,733,496	379,251	230,512	366,098	-	230,148	-	-	363,794	540,590
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	25,897	3,282	3,619	2,947	-	3,928	-	-	40,132	1,571
Cash, Cash Equivalents, and Restricted Cash at January 01, 2022	-	-	-	-	-	-	-	-	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2022	25,897	3,282	3,619	2,947	-	3,928	-	-	40,132	1,571

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ -	$ 17,032	$ 6,840	$ 13,358	$ -	$ 6,840	$ -	$ -	$ 12,697	$ 12,209

Description	Ark7 Properties Plus LLC - Series #ZIE3T	Eliminating	Total
Cash Flows From Operating Activities
Net Income (Loss)	$ (6,564)	$ -	$ (107,135)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities
Depreciation, other operating	3,905	-	29,076
Amortization of debt issuance costs	-	-	-
Total Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities	3,905	-	29,076
(Increase) decrease in operating assets, net of effects of businesses acquired
Accounts receivable	-	-	-
Related party receivables	577	1,344	(0)
Prepaid expenses	(4,337)	-	(16,532)
Increase (decrease) in operating liabilities, net of effects of businesses acquired
Accounts payable and accrued expenses	-	-	5,352
Related party payable	-	(1,344)	19,230
Other liabilities	-	-	11,350
Net Cash Provided by (Used in) Operating Activities	(6,419)		(58,660)
Cash Flows from Investing Activities
Payments received from related party loans and notes receivable	-	(659,120)	-
Related party loans and notes receivable issued	-	2,392,616	-
Purchase of property, plant, and equipment	(346,162)	-	(2,322,937)
Net Cash Provided by (Used in) Investing Activities	(346,162)		(2,322,937)
Cash Flows from Financing Activities
Proceeds from issuance of debt	-	-	-
Payments for debt issuance costs	-	-	-
Repayment of debt	-	-	-
Proceeds from issuance of related party debt	360,205	(2,392,616)	1,733,496
Repayment of related party debt	(100,000)	659,120	-
Proceeds from private offerings	101,320	-	762,080
Distributions to partners	(6,188)	-	(29,846)
Net Cash Provided by (Used in) Financing Activities	355,337		2,465,730
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	2,756		84,133
Cash, Cash Equivalents, and Restricted Cash at January 01, 2022	-	-	-
Cash, Cash Equivalents, and Restricted Cash at December 31, 2022	2,756	-	84,133

Supplemental Cash Flow information
Cash Paid During the Year for
Interest	$ 13,508	$ -	$ 82,482

See accompanying notes to the Consolidated and Consolidating financial statements

ARK7 PROPERTIES PLUS LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

Ark7 Properties Plus LLC (the "APPL") is a single-member Delaware limited liability company wholly owned by Ark7 Inc. (the "Parent Company"). The APPL was formed on March 17, 2022, in accordance with the Limited Liability Company Act (LLCA) of the state of Delaware. The APPL has registered 13 Series Delaware limited liability companies (the "Series Companies"), each of which will be used as an investment vehicle that intends to enable investors to own fractional ownership of a specific rental property. This lowers the cost of entry and minimizes the time commitment for real estate investing. An investment in the APPL entitles the investor to the potential economic benefits normally associated with direct property ownership while requiring no investor involvement in asset or property management.

Series	Carrier	Property Address	Registration Date
0XYT6	Dallas-S7	2105 Silver Leaf Dr, Mesquite, TX 75181	June 30, 2022
DIVTU	N/A	N/A	September 27, 2023
FTWDS	Atlanta-T3	1527 Iris Walk, Jonesboro, GA 30238	November 21, 2022
JTDXY	Dallas-S9	2300 Homestead Dr, Mesquite, TX 75181	June 30, 2022
NHMOP	Atlanta-C3	215 Piedmont Ave NE, Unit 205, Atlanta, GA 30308	August 10, 2022
ORHOF	Atlanta-C5	215 Piedmont Ave NE, Unit 407, Atlanta, GA 30308	September 27, 2023
P7FJ5	Atlanta-T4	1541 Iris Walk, Jonesboro, GA 30238	November 21, 2022
QGXF0	Urbana-S11	704 S Lincoln Ave, Urbana, IL 61801	August 10, 2022
RPFUV	Alexandria-C2	3405 Commonwealth Ave, Unit C, Alexandria, VA 22305	September 27, 2023
SOV9W	Chicago-C1	2113 W Gladys Ave, Unit 3S, Chicago, IL 60612	August 10, 2022
WGI3Z	Arizona City-S6	11679 W Madero Dr, Arizona City, AZ 85123	March 21, 2022
WRA7O	Tampa-S10	4263 Cadence Loop, LAND O LAKES, FL 34638	August 10, 2022
ZIE3T	Dallas-S8	2507 Decoy Dr, Mesquite, TX 75181	August 1, 2022

Management's Plan and Going Concerns

The accompanying consolidated financial statements have been prepared to assume the APPL will continue as a going concern. The APPL is newly formed and has not generated sufficient revenue from operations. The APPL will require additional capital until revenue from operations is sufficient to cover operational costs. These matters raise substantial doubt about the company's ability to continue as a going concern. During the next 12 months, the APPL intends to fund operations through member advances and debt or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the APPL. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties. As of December 31, 2023 and 2022, the APPL's accumulated deficit amounted to $461,879 and $107,135, respectively.

These conditions indicate the existence of uncertainty which may cast doubt about the APPL's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Statement of compliance

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the APPL and its Series Companies. All intercompany balances and transactions are eliminated in consolidation.

These consolidated financial statements have been prepared under the historical cost convention, except for evaluating specific financial instruments carried at fair value.

Method of accounting

The consolidated financial statement of the APPL is prepared on the accrual basis of accounting. It includes only those assets, liabilities, and results of operations that relate to the business of the APPL.

Use of estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the APPL's financial condition or operating results will be materially affected. The APPL bases its estimates on past experience and other assumptions that the APPL believes are reasonable under the circumstances, and the APPL evaluates those estimates on an ongoing basis.

Functional and presentation currency

Items included in the APPL's consolidated financial statements are estimated using the currency that best reflects the economic substance of the underlying events and circumstances related to the APPL (the "functional currency"). The functional and presentation currency of the accompanying financial statements is US Dollars (the "USD").

Revenue recognition

Rental income is reported on a straight-line basis over the terms of the respective leases. The property rental income for the period ended December 31, 2023 and 2022 was $239,273 and $63,106, respectively.

The concentration of credit risk

Financial instruments potentially subject the APPL to the concentration of credit risk, primarily cash and tenant receivables. The APPL places its cash with financial institutions, and its balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At various times, the APPL had a cash balance over the insured amount.

Fair value measurements

FASB ASC 820, "Fair Value Measurements" defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on the exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available.

Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the APPL. Unobservable inputs are inputs that reflect the APPL's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

Level 1 - Inputs are quoted prices in active markets for identical assets or liabilities that the APPL has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

Level 2 - Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the APPL approximate fair value due to their either relatively short maturities and/or consistency with current market rates.

Property, plant, and equipment

Land is carried at cost. Building, leasehold improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation and amortization. The building, furniture, fixtures, and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are expensed when incurred.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset to the estimated future undiscounted net cash flows expected to be generated by the asset or group of assets. If estimated future undiscounted net cash flows are less than the carrying amount of the asset or group of assets, the asset is considered impaired and an expense is recorded in an amount required to reduce the carrying amount of the asset to its then fair value. Fair value is generally determined from estimated discounted future net cash flows (for assets held for use) or net realizable value (for assets held for sale). As of and for the year ended December 31, 2023 and 2022, the APPL has not recognized any impairment losses.

Property, plant and equipment consist of the following as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Buildings and improvements	$ 323,236	$ 323,236
Furniture and fixtures	$ 1,225	$ 1,225
Land	$ 487,550	$ 270,150
Property, plant, and equipment, gross	3,513,143	2,322,937
Less: Buildings and improvements - Accumulated Depreciation	(112,792)	(28,592)
Furniture and fixtures - Accumulated Depreciation	(2,096)	(484)
Property, plant, and equipment	$ 3,398,255	$ 2,293,861

Estimated useful life for buildings and improvements is 27.5 years.

Depreciation expenses for the year ended December 31, 2023 and 2022 was $85,812 and $29,076, respectively.

Lease accounting

According to the recently adopted Accounting Standards Updated ("ASU") No. 2016-02, Leases (Topic 842) ("ASU 2016- 02" or "ASC 842"), the APPL determines whether the arrangement is or contains a lease based on the unique facts and circumstances present in the arrangement. Leases with a term greater than one year are recognized on the balance sheet as right-of-use assets and current and non-current lease liabilities, as applicable. As of December 31, 2023, the APPL had no long-term leases.

Income taxes

The APPL is taxed as a Limited Liability Company (LLC). Under these provisions, the APPL does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the APPL's taxable income.

Each series will be taxed as a partnership, with the profits and losses of the Series flowing to investors regardless of whether there is cash available for distributions. For this offering of series interests to investors, each series will be taxed as a partnership, rather than as a corporation. This means that the Series will itself not owe or report any profits and losses for tax purposes, but will instead provide investors with a Schedule K-1 tax statement identifying the investor's pro rata share of any profits and losses of the Series. The calculation of net profits for the purposes of taxation is determined prior to our Managing Member assessing whether to hold back funds for future working capital purposes. As such, there may be times when the Series is reporting a net profit to investors but does not have funds available for distribution to investors to cover their personal tax liability.

NOTE 2: PROPERTY MANAGEMENT RESERVES

Each Series Company has allocated funds to establish property management reserves. These funds are designed to mitigate future financial uncertainties associated with property-related expenses, including maintenance, repairs, enhancements, or unanticipated costs. The aim is to maintain the properties in satisfactory condition, prevent financial strain, and preclude the necessity for immediate supplementary contributions from investors or owners due to substantial, unexpected expenses.

As of December 31, 2023 and 2022, the balance of the property management reserve was $1,304 and $58,236, and is included in cash and cash equivalents on the accompanying balance sheet.

NOTE 3: TRANSACTIONS WITH RELATED PARTIES

Down Payment Loan Payables

The Parent Company provide initial funding required for property acquisitions and structured this as a down payment loan to APPL and its series. Borrowers are authorized to use the Parent Company's bank checking account for property acquisition purpose.

Series #0XYT6

On July 1, 2022, the APPL - Series #0XYT6 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #0XYT6 borrowed $378,478 at 9% interest with a maturity of June 30, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $258,478, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $4,841 and $17,032, respectively. Ark7 Properties Plus LLC - Series #0XYT6.

Series #DIVTU

On December 1, 2023, the APPL - Series #DIVTU executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #DIVTU borrowed $222,660 at 10% interest with a maturity of November 30, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $222,660 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $1,891 and $0, respectively. Ark7 Properties Plus LLC - Series #DIVTU.

Series #FTWDS

On September 1, 2022, the APPL - Series #FTWDS executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #FTWDS borrowed $228,015 at 9% interest with a maturity of August 31, 2023. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $178,015, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $4,920 and $6,840, respectively. Ark7 Properties Plus LLC - Series #FTWDS.

Series #JTDXY

On August 1, 2022, the APPL - Series #JTDXY executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #JTDXY borrowed $356,203 at 9% interest with a maturity of July 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $291,203, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $14,663 and $13,358, respectively. Ark7 Properties Plus LLC - Series #JTDXY.

Series #NHMOP

On October 20, 2023, the APPL - Series #NHMOP executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #NHMOP borrowed $216,000 at 10% interest with a maturity of October 19, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $66,000 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,958 and $0, respectively. Ark7 Properties Plus LLC - Series #NHMOP.

Series #ORHOF

On November 1, 2023, the APPL - Series #ORHOF executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ORHOF borrowed $175,587 at 10% interest with a maturity of October 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $175,587 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,934 and $0, respectively. Ark7 Properties Plus LLC - Series #ORHOF.

Series #P7FJ5

On September 1, 2022, the APPL - Series #P7FJ5 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #P7FJ5 borrowed $227,985 at 9% interest with a maturity of August 31, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $222,985, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $11,587 and $6,840, respectively. Ark7 Properties Plus LLC - Series #P7FJ5.

Series #QGXF0

On August 1, 2023, the APPL - Series #QGXF0 executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #QGXF0 borrowed $344,051 at 10% interest with a maturity of July 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $11,835 and $0, respectively. Ark7 Properties Plus LLC - Series #QGXF0.

Series #RPFUV

On October 18, 2023, the APPL - Series #RPFUV executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #RPFUV borrowed $250,963 at 10% interest with a maturity of October 17, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $2,956 and $0, respectively. Ark7 Properties Plus LLC - Series #RPFUV.

Series #SOV9W

On August 1, 2023, the APPL - Series #SOV9W executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #SOV9W borrowed $212,919 at 10% interest with a maturity of July 31, 2024. The loan was paid off in 2024, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $8,944 and $0, respectively. Ark7 Properties Plus LLC - Series #SOV9W.

Series #WGI3Z

On April 5, 2022, the APPL - Series #WGI3Z executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WGI3Z borrowed $299,120 at 9% interest with a maturity of April 4, 2023. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $0, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $0 and $12,697, respectively. Ark7 Properties Plus LLC - Series #WGI3Z.

Series #WRA7O

On October 1, 2022, the APPL - Series #WRA7O executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #WRA7O borrowed $542,610 at 9% interest with a maturity of September 30, 2023. The loan was paid off in 2022, and the outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $522,610, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $15,647 and $12,209, respectively. Ark7 Properties Plus LLC - Series #WRA7O.

Series #ZIE3T

On August 1, 2022, the APPL - Series #ZIE3T executed a Loan Agreement from the Parent Company. According to the Loan Agreement, the APPL - Series #ZIE3T borrowed $360,205 at 9% interest with a maturity of July 31, 2024. The outstanding balance of the Loan Payable - Down Payment Loan as of December 31, 2023 and 2022 was $0 and $260,205, respectively, and is included in related party debt, current on the accompanying balance sheet. The interest expenses incurred in the year ended at December 31, 2023 and 2022 was $8,700 and $13,508, respectively. Ark7 Properties Plus LLC - Series #ZIE3T.

Due from affiliates

The APPL occasionally pays for the Parent Company for covering administrative costs. The loan has been structured as receivable from the Parent Company to the APPL. The outstanding balance due from the affiliate as of December 31, 2023 and 2022 was $0 and $0, and is included in the related party receivable section on the accompanying balance sheet.

Property sourcing fee and offering expenses reimbursement

Pursuant to the Operating Agreement the Asset Manager, as consideration for assisting in the sourcing of the Underlying Asset of a Series, to the extent not waived by the Managing Member in its sole discretion, will receive a 3.0% (of the maximum offering amount) Sourcing Fee. The sourcing fee is in connection with the search and negotiation of the property purchase as set forth in the Certificate of Designations for the Series.

The Parent Company assigns offering expenses to each series, which are then set as part of each series' intended Use of Proceeds. The parent company will be reimbursed a fixed amount for each series for offering expenses.

Series #0XYT6

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $14,250 and $21,450, respectively, and in December 31, 2022 was $0 and $303, respectively.

Series #FTWDS

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $7,950 and $15,150, respectively, and in December 31, 2022 was $0 and $450, respectively.

Series #JTDXY

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $13,500 and $20,700, respectively, and in December 31, 2022 was $0 and $453, respectively.

Series #P7FJ5

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $7,950 and $15,150, respectively, and in December 31, 2022 was $0 and $500, respectively.

Series #QGXF0

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $0 and $18, respectively, and in December 31, 2022 was $0 and $0, respectively.

Series #RPFUV

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $8,700 and $14,929, respectively, and in December 31, 2022 was $0 and $0, respectively.

Series #SOV9W

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $7,800 and $13,818, respectively, and in December 31, 2022 was $0 and $0, respectively.

Series #WGI3Z

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $0 and $11, respectively, and in December 31, 2022 was $10,896 and $18,898, respectively.

Series #WRA7O

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $18,450 and $25,650, respectively, and in December 31, 2022 was $0 and $329, respectively.

Series #ZIE3T

The property sourcing fee and offering expenses incurred in the year ended December 31, 2023 was $13,650 and $20,850, respectively, and in December 31, 2022 was $0 and $329, respectively.

Asset management fee

For services performed, the Series will pay an annual Asset Management Fee to the Asset Manager in respect of each fiscal year, 15% of any Free Cash Flows available for distribution pursuant to Article VII of the Operating Agreement. Any such amount will be paid at the same time as, and only if, a distribution is made from the Series to its Members.

Series #0XYT6

The Series #0XYT6 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #0XYT6 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #0XYT6 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #DIVTU

The Series #DIVTU has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #DIVTU and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #DIVTU together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #FTWDS

The Series #FTWDS has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #FTWDS and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #FTWDS together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #JTDXY

The Series #JTDXY has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #JTDXY and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #JTDXY together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #NHMOP

The Series #NHMOP has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #NHMOP and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #NHMOP together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #ORHOF

The Series #ORHOF has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ORHOF and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ORHOF together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #P7FJ5

The Series #P7FJ5 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #P7FJ5 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #P7FJ5 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #QGXF0

The Series #QGXF0 has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #QGXF0 and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #QGXF0 together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #RPFUV

The Series #RPFUV has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #RPFUV and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #RPFUV together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #SOV9W

The Series #SOV9W has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #SOV9W and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #SOV9W together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #WGI3Z

The Series #WGI3Z has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #WGI3Z and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #WGI3Z together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #WRA7O

The Series #WRA7O has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #WRA7O and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #WRA7O together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

Series #ZIE3T

The Series #ZIE3T has entered into an Asset Management Agreement with the Parent Company (the Asset Manager), the managing member of the Series #ZIE3T and shall reimburse the Asset Manager for any such expenses paid by the Asset Manager on behalf of the Series #ZIE3T together with a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Internal Revenue Code)) as may be imposed by the Asset Manager in its sole discretion ("Operating Expenses Reimbursement Obligation"). As of December 31, 2023 and 2022, the prepaid Asset Management Fee was $0 and $0, respectively. Asset Management Fee for the year ended December 31, 2023 and December 31, 2022, was $0 and $0, respectively.

NOTE 4: SUBSEQUENT EVENTS

Following are the material subsequent events that took place between January 1, 2024 through March 18, 2024 (date of report):

Property Acquisition

  Ark7 Properties Plus LLC - Series #DIVTU acquired a property located at 215 Piedmont Ave NE, Unit 406, Atlanta, GA 30308. The transaction for this purchase was completed on Jan 8, 2024, with a sale price of $210,000.

NOTE 5: APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated and consolidating financial statements have been approved by the management of the APPL and authorized for issue on March 16, 2024.

Ark7 Properties Plus LLC

Unaudited Pro Forma Consolidated and consolidating Financial Statements and Report

For the Year ended December 31, 2023

F-1

F-2

The following unaudited pro forma consolidated and consolidating financial information presents the unaudited pro forma consolidated and consolidating balance sheet and statement of income based upon the historical financial statements of Ark7 Properties Plus LLC, and all subsequent Series, after giving effect to the business combination between Ark7 Properties Plus LLC and all subsequent Series.

The unaudited pro forma consolidated and consolidating balance sheet of Ark7 Properties Plus LLC and all subsequent Series as of December 31, 2023, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on December 31, 2023. The unaudited pro forma consolidated and consolidating statement of income for the year ended December 31, 2023 combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on January 01, 2023.

The unaudited pro forma consolidated and consolidating financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Ark7 Properties Plus LLC and all subsequent Series and the notes thereto.

The unaudited pro forma consolidated and consolidating financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma consolidated and consolidating financial information.

The unaudited pro forma consolidated and consolidating financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma consolidated and consolidating financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma consolidated and consolidating statements of income do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma consolidated and consolidating financial information.

Ark7 Properties Plus LLC

Unaudited Pro Forma Consolidated and consolidating Balance Sheet

As of December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #ZIE3T	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #SOV9W	Ark7 Properties Plus LLC - Series #QGXF0
Assets
Current Assets
Cash and cash equivalents	$ 22,957	$ 200	$ 814	$ 652	$ (362)	$ -	$ -	$ -	$ -	$ -
Receivables	5,167	-	-	-	-	-	-	-	-	-
Related party receivables	562,367	26,415	48,147	36,525	34,632	(154)	(5,216)	(2,295)	12,015	68,331
Prepaid expenses	-	1,656	684	1,493	25	879	3,961	2,466	355	3,720
Total Current Assets	590,491	28,271	49,645	38,670	34,295	726	(1,256)	171	12,369	72,051
Noncurrent Assets	-
Property, plant, and equipment	-
Property, plant, and equipment - Cost	100	287,530	364,461	359,511	347,368	223,490	223,460	531,255	212,918	326,767
Property, plant, and equipment - Accumulated Depreciation	-	(17,829)	(17,696)	(15,022)	(15,539)	(9,164)	(9,162)	(20,724)	(2,496)	(4,192)
Total Property, plant, and equipment	100	269,701	346,765	344,488	331,829	214,327	214,298	510,531	210,422	322,575
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	100	269,701	346,765	344,488	331,829	214,327	214,298	510,531	210,422	322,575
Total Assets	590,591	297,972	396,409	383,158	366,125	215,052	213,042	510,702	222,791	394,626

Liabilities & Members' Equity	-
Liabilities	-
Current Liabilities	-
Accounts payable and accrued liabilities	104,202	-	-	-	-	-	-	-	-	-
Related party payable	503,551	-	-	-	-	-	-	-	-	-
Related party debt, current	(0)	-	-	-	-	-	-	-	-	-
Other liabilities, current	-	1,675	1,800	1,800	1,800	1,450	4,550	6,900	1,139	693
Total Current Liabilities	607,753	1,675	1,800	1,800	1,800	1,450	4,550	6,900	1,139	693
Noncurrent Liabilities	-
Mortgage payable	-	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	607,753	1,675	1,800	1,800	1,800	1,450	4,550	6,900	1,139	693

Member's Equity	-
Equity Capital	-
Members' Equity	-	342,595	439,023	427,586	423,535	249,536	251,999	583,537	254,194	403,361
Retained Earnings (Accumulated Deficit)	(17,162)	(46,299)	(44,414)	(46,227)	(59,210)	(35,934)	(43,507)	(79,735)	(32,542)	(9,428)
Total Equity Capital	(17,162)	296,297	394,609	381,358	364,325	213,602	208,492	503,802	221,652	393,933
Total Member's Equity	(17,162)	296,297	394,609	381,358	364,325	213,602	208,492	503,802	221,652	393,933
Total Liabilities & Members' Equity	$ 590,591	$ 297,972	$ 396,409	$ 383,158	$ 366,125	$ 215,052	$ 213,042	$ 510,702	$ 222,791	$ 394,626

Description	Ark7 Properties Plus LLC - Series #RPFUV	Ark7 Properties Plus LLC - Series #NHMOP	Ark7 Properties Plus LLC - Series #ORHOF	Ark7 Properties Plus LLC - Series #DIVTU (Historical)	Ark7 Properties Plus LLC - Series #DIVTU (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #DIVTU (Pro Forma Results)	Ark7 Properties Plus LLC - Series #OJXLW (Historical)	Ark7 Properties Plus LLC - Series #OJXLW (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #OJXLW (Pro Forma Results)	Ark7 Properties Plus LLC - Series #ZAUH4 (Historical)
Assets
Current Assets
Cash and cash equivalents	$ -	$ -	$ -	$ -	$ 6,477	$ 6,477	$ -	$ 6,589	$ 6,589	$ -
Receivables	-	-	-	-	-	-	-	-	-	-
Related party receivables	3,592	100,652	(39,633)	220,540	(220,540)	-	-	-	-	-
Prepaid expenses	1,185	5	766	-	-	-	-	-	-	-
Total Current Assets	4,777	100,657	(38,867)	220,540	(214,063)	6,477	-	6,589	6,589	-
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	253,643	172,535	210,104	-	222,660	222,660	-	226,513	226,513	-
Property, plant, and equipment - Accumulated Depreciation	(1,460)	(936)	(667)	-	(6,477)	(6,477)	-	(6,589)	(6,589)	-
Total Property, plant, and equipment	252,183	171,600	209,437	-	216,183	216,183	-	219,923	219,923	-
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	252,183	171,600	209,437	-	216,183	216,183	-	219,923	219,923	-
Total Assets	256,959	272,257	170,569	220,540	2,120	222,660	-	226,513	226,513	-

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	-
Related party payable	-	-	-	-	-	-	-	-	-	-
Related party debt, current	-	66,000	175,587	222,660	2,120	224,781	-	226,513	226,513	-
Other liabilities, current	-	-	-	-	-	-	-	-	-	-
Total Current Liabilities	-	66,000	175,587	222,660	2,120	224,781	-	226,513	226,513	-
Noncurrent Liabilities
Mortgage payable	-	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	-	66,000	175,587	222,660	2,120	224,781	-	226,513	226,513	-

Member's Equity
Equity Capital
Members' Equity	290,200	213,300	-	-	-	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	(33,241)	(7,043)	(5,018)	(2,120)	-	(2,120)	-	-	-	-
Total Equity Capital	256,959	206,257	(5,018)	(2,120)	-	(2,120)	-	-	-	-
Total Member's Equity	256,959	206,257	(5,018)	(2,120)	-	(2,120)	-	-	-	-
Total Liabilities & Members' Equity	$ 256,959	$ 272,257	$ 170,569	$ 220,540	$ 2,120	$ 222,660	$ -	$ 226,513	$ 226,513	$ -

Description	Ark7 Properties Plus LLC - Series #ZAUH4 (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #ZAUH4 (Pro Forma Results)	Ark7 Properties Plus LLC - Series #EYPIR (Historical)	Ark7 Properties Plus LLC - Series #EYPIR (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #EYPIR (Pro Forma Results)	Ark7 Properties Plus LLC - Series #5VCTK (Historical)	Ark7 Properties Plus LLC - Series #5VCTK (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #5VCTK (Pro Forma Results)	Ark7 Properties Plus LLC - Series #ET8BV (Historical)	Ark7 Properties Plus LLC - Series #ET8BV (Pro Forma Adjustments)
Assets
Current Assets
Cash and cash equivalents	$ 6,096	$ 6,096	$ -	$ 5,965	$ 5,965	$ -	$ 6,945	$ 6,945	$ -	$ 5,885
Receivables	-	-	-	-	-	-	-	-	-	-
Related party receivables	-	-	-	-	-	-	-	-	-	-
Prepaid expenses	-	-	-	-	-	-	-	-	-	-
Total Current Assets	6,096	6,096	-	5,965	5,965	-	6,945	6,945	-	5,885
Noncurrent Assets
Property, plant, and equipment
Property, plant, and equipment - Cost	209,555	209,555	-	205,058	205,058	-	238,751	238,751	-	202,313
Property, plant, and equipment - Accumulated Depreciation	(6,096)	(6,096)	-	(5,965)	(5,965)	-	(6,945)	(6,945)	-	(5,885)
Total Property, plant, and equipment	203,459	203,459	-	199,093	199,093	-	231,806	231,806	-	196,427
Related party loans and note receivable, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Assets	203,459	203,459	-	199,093	199,093	-	231,806	231,806	-	196,427
Total Assets	209,555	209,555	-	205,058	205,058	-	238,751	238,751	-	202,313

Liabilities & Members' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	-	-	-	-	-	-	-	-	-	-
Related party payable	-	-	-	-	-	-	-	-	-	-
Related party debt, current	209,555	209,555	-	205,058	205,058	-	238,751	238,751	-	202,313
Other liabilities, current	-	-	-	-	-	-	-	-	-	-
Total Current Liabilities	209,555	209,555	-	205,058	205,058	-	238,751	238,751	-	202,313
Noncurrent Liabilities
Mortgage payable	-	-	-	-	-	-	-	-	-	-
Related party debt, noncurrent	-	-	-	-	-	-	-	-	-	-
Total Noncurrent Liabilities	-	-	-	-	-	-	-	-	-	-
Total Liabilities	209,555	209,555	-	205,058	205,058	-	238,751	238,751	-	202,313

Member's Equity
Equity Capital
Members' Equity	-	-	-	-	-	-	-	-	-	-
Retained Earnings (Accumulated Deficit)	-	-	-	-	-	-	-	-	-	-
Total Equity Capital	-	-	-	-	-	-	-	-	-	-
Total Member's Equity	-	-	-	-	-	-	-	-	-	-
Total Liabilities & Members' Equity	$ 209,555	$ 209,555	$ -	$ 205,058	$ 205,058	$ -	$ 238,751	$ 238,751	$ -	$ 202,313

Description	Ark7 Properties Plus LLC - Series #ET8BV (Pro Forma Results)	Eliminating	Total
Assets
Current Assets
Cash and cash equivalents	$ 5,885	$ -	$ 62,221
Receivables	-	-	5,167
Related party receivables	-	(503,549)	341,826
Prepaid expenses	-	-	17,195
Total Current Assets	5,885	(503,549)	426,409
Noncurrent Assets			-
Property, plant, and equipment			-
Property, plant, and equipment - Cost	202,313	-	4,817,993
Property, plant, and equipment - Accumulated Depreciation	(5,885)	-	(152,847)
Total Property, plant, and equipment	196,427	-	4,665,146
Related party loans and note receivable, noncurrent	-	-	-
Total Noncurrent Assets	196,427	-	4,665,146
Total Assets	202,313	(503,549)	5,091,555

Liabilities & Members' Equity			-
Liabilities			-
Current Liabilities			-
Accounts payable and accrued liabilities	-	-	104,202
Related party payable	-	(503,549)	2
Related party debt, current	202,313	-	1,548,557
Other liabilities, current	-	-	21,807
Total Current Liabilities	202,313	(503,549)	1,674,568
Noncurrent Liabilities			-
Mortgage payable	-	-	-
Related party debt, noncurrent	-	-	-
Total Noncurrent Liabilities	-	-	-
Total Liabilities	202,313	(503,549)	1,674,568

Member's Equity			-
Equity Capital			-
Members' Equity	-	-	3,878,867
Retained Earnings (Accumulated Deficit)	-	-	(461,879)
Total Equity Capital	-	-	3,416,987
Total Member's Equity	-	-	3,416,987
Total Liabilities & Members' Equity	$ 202,313	$ (503,549)	$ 5,091,555

F-3

Ark7 Properties Plus LLC

Unaudited Pro Forma Consolidated and consolidating Statement of Income

For the Year ended December 31, 2023

Description	Ark7 Properties Plus LLC	Ark7 Properties Plus LLC - Series #WGI3Z	Ark7 Properties Plus LLC - Series #0XYT6	Ark7 Properties Plus LLC - Series #ZIE3T	Ark7 Properties Plus LLC - Series #JTDXY	Ark7 Properties Plus LLC - Series #FTWDS	Ark7 Properties Plus LLC - Series #P7FJ5	Ark7 Properties Plus LLC - Series #WRA7O	Ark7 Properties Plus LLC - Series #SOV9W (Historical)	Ark7 Properties Plus LLC - Series #SOV9W (Pro Forma Adjustments)
Revenue	$ (1,741)	$ 20,155	$ 39,967	$ 39,600	$ 39,600	$ 18,618	$ 18,600	$ 39,794	$ 6,788	$ -

Expenses
Depreciation expenses	-	10,445	11,980	11,117	11,242	7,178	7,177	16,922	2,496	3,818
Interest expenses	-	-	4,841	8,700	14,663	4,920	11,587	15,647	8,944	-
Property taxes	-	1,531	6,450	6,633	7,329	3,295	3,230	10,126	1,486	(75)
Property management	-	3,061	4,275	4,507	5,469	1,280	1,697	5,180	678	-
Repair & maintenance	-	451	927	3,064	2,129	64	149	1,382	58	-
Insurance	-	665	3,066	2,810	2,916	631	684	1,666	-	-
Utilities	-	416	182	-	-	-	-	-	1,311	-
HOA fee	-	-	206	-	-	602	602	705	-	-
Other operating expenses	15,392	6,509	38,968	42,432	42,223	29,958	29,995	50,668	24,358	-
Total Expenses	15,392	23,077	70,896	79,264	85,971	47,928	55,122	102,296	39,330	3,743

Net loss	(17,133)	(2,922)	(30,929)	(39,664)	(46,371)	(29,310)	(36,522)	(62,501)	(32,542)	(3,743)

Beginning accumulated deficit	(29)	(43,377)	(13,485)	(6,564)	(12,839)	(6,624)	(6,985)	(17,233)	(0)	-
Ending accumulated deficit	$ (17,162)	$ (46,299)	$ (44,414)	$ (46,227)	$ (59,210)	$ (35,934)	$ (43,507)	$ (79,735)	$ (32,542)	$ (3,743)

Description	Ark7 Properties Plus LLC - Series #SOV9W (Pro Forma Results)	Ark7 Properties Plus LLC - Series #QGXF0 (Historical)	Ark7 Properties Plus LLC - Series #QGXF0 (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #QGXF0 (Pro Forma Results)	Ark7 Properties Plus LLC - Series #RPFUV (Historical)	Ark7 Properties Plus LLC - Series #RPFUV (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #RPFUV (Pro Forma Results)	Ark7 Properties Plus LLC - Series #NHMOP (Historical)	Ark7 Properties Plus LLC - Series #NHMOP (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #NHMOP (Pro Forma Results)
Revenue	$ 6,788	$ 15,129	$ -	$ 15,129	$ -	$ -	$ -	$ 1,021	$ -	$ 1,021

Expenses
Depreciation expenses	6,314	4,192	5,817	10,009	1,460	5,840	7,301	936	3,867	4,803
Interest expenses	8,944	11,835	-	11,835	2,956	-	2,956	2,958	5,005	7,963
Property taxes	1,411	3,238	7,276	10,514	534	2,032	2,566	430	1,414	1,844
Property management	678	723	-	723	-	-	-	-	-	-
Repair & maintenance	58	661	-	661	7	-	7	-	-	-
Insurance	-	697	1,503	2,200	84	316	400	-	1,000	1,000
Utilities	1,311	355	-	355	-	-	-	-	-	-
HOA fee	-	-	-	-	1,499	3,661	5,160	995	4,045	5,040
Other operating expenses	24,358	2,856	-	2,856	26,702	-	26,702	2,747	-	2,747
Total Expenses	43,073	24,557	14,596	39,152	33,241	11,851	45,091	8,064	15,332	23,396

Net loss	(36,285)	(9,428)	(14,596)	(24,023)	(33,241)	(11,851)	(45,091)	(7,043)	(15,332)	(22,375)

Beginning accumulated deficit	(0)	-	-	-	-	-	-	-	-	-
Ending accumulated deficit	$ (36,285)	$ (9,428)	$ (14,596)	$ (24,023)	$ (33,241)	$ (11,851)	$ (45,091)	$ (7,043)	$ (15,332)	$ (22,375)

Description	Ark7 Properties Plus LLC - Series #ORHOF (Historical)	Ark7 Properties Plus LLC - Series #ORHOF (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #ORHOF (Pro Forma Results)	Ark7 Properties Plus LLC - Series #DIVTU (Historical)	Ark7 Properties Plus LLC - Series #DIVTU (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #DIVTU (Pro Forma Results)	Ark7 Properties Plus LLC - Series #OJXLW (Historical)	Ark7 Properties Plus LLC - Series #OJXLW (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #OJXLW (Pro Forma Results)	Ark7 Properties Plus LLC - Series #ZAUH4 (Historical)
Revenue	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Expenses
Depreciation expenses	667	4,441	5,108	-	6,477	6,477	-	6,589	6,589	-
Interest expenses	2,934	14,827	17,762	1,891	20,658	22,549	-	30,219	30,219	-
Property taxes	275	2,296	2,571	-	1,293	1,293	-	3,668	3,668	-
Property management	-	-	-	-	-	-	-	-	-	-
Repair & maintenance	-	-	-	-	-	-	-	-	-	-
Insurance	-	1,000	1,000	-	1,300	1,300	-	1,770	1,770	-
Utilities	71	-	71	-	-	-	-	-	-	-
HOA fee	831	6,808	7,639	-	10,476	10,476	-	-	-	-
Other operating expenses	239	-	239	229	-	229	-	-	-	-
Total Expenses	5,018	29,372	34,390	2,120	40,204	42,324	-	42,247	42,247	-

Net loss	(5,018)	(29,372)	(34,390)	(2,120)	(40,204)	(42,324)	-	(42,247)	(42,247)	-

Beginning accumulated deficit	-	-	-	-	-	-	-	-	-	-
Ending accumulated deficit	$ (5,018)	$ (29,372)	$ (34,390)	$ (2,120)	$ (40,204)	$ (42,324)	$ -	$ (42,247)	$ (42,247)	$ -

Description	Ark7 Properties Plus LLC - Series #ZAUH4 (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #ZAUH4 (Pro Forma Results)	Ark7 Properties Plus LLC - Series #EYPIR (Historical)	Ark7 Properties Plus LLC - Series #EYPIR (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #EYPIR (Pro Forma Results)	Ark7 Properties Plus LLC - Series #5VCTK (Historical)	Ark7 Properties Plus LLC - Series #5VCTK (Pro Forma Adjustments)	Ark7 Properties Plus LLC - Series #5VCTK (Pro Forma Results)	Ark7 Properties Plus LLC - Series #ET8BV (Historical)	Ark7 Properties Plus LLC - Series #ET8BV (Pro Forma Adjustments)
Revenue	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Expenses
Depreciation expenses	6,096	6,096	-	5,965	5,965	-	6,945	6,945	-	5,885
Interest expenses	29,458	29,458	-	29,458	29,458	-	33,667	33,667	-	28,278
Property taxes	2,598	2,598	-	1,703	1,703	-	3,717	3,717	-	2,675
Property management	-	-	-	-	-	-	-	-	-	-
Repair & maintenance	-	-	-	-	-	-	-	-	-	-
Insurance	2,031	2,031	-	1,347	1,347	-	2,030	2,030	-	1,300
Utilities	-	-	-	-	-	-	-	-	-	-
HOA fee	-	-	-	-	-	-	-	-	-	8,835
Other operating expenses	-	-	-	-	-	-	-	-	-	-
Total Expenses	40,183	40,183	-	38,474	38,474	-	46,359	46,359	-	46,973

Net loss	(40,183)	(40,183)	-	(38,474)	(38,474)	-	(46,359)	(46,359)	-	(46,973)

Beginning accumulated deficit	-	-	-	-	-	-	-	-	-	-
Ending accumulated deficit	$ (40,183)	$ (40,183)	$ -	$ (38,474)	$ (38,474)	$ -	$ (46,359)	$ (46,359)	$ -	$ (46,973)

Description	Ark7 Properties Plus LLC - Series #ET8BV (Pro Forma Results)	Eliminating	Total
Revenue	$ -	$ -	$ 237,532

Expenses
Depreciation expenses	5,885		147,554
Interest expenses	28,278	-	283,447
Property taxes	2,675	-	73,155
Property management	-	-	26,869
Repair & maintenance	-	-	8,891
Insurance	1,300	-	26,816
Utilities	-	-	2,335
HOA fee	8,835	-	39,267
Other operating expenses	-	-	313,277
Total Expenses	46,973	-	921,609

Net loss	(46,973)	-	(684,078)

Beginning accumulated deficit	-		(107,135)
Ending accumulated deficit	$ (46,973)		$ (791,213)

F-4

Ark7 Properties Plus LLC

Notes to the Unaudited Pro Forma Consolidated and consolidating Financial Statements

1. Description of Transaction

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series' offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

The manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will either be all cash be provided from the proceeds of an offering or some combination of mortgage proceeds and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager's loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager. The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series. If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated and consolidating balance sheets and unaudited pro forma consolidated and consolidating statements of income, expected to have a continuing impact on the consolidated and consolidating results.

Each of the Series properties were owner-occupied properties prior to their acquisition by each Series and there is no historical rental or operating history for basis of inclusion in the above proforma consolidated and consolidating statement.

The assumptions used to prepare the pro forma financial statements are as follows:

  Balance sheet
    Property and equipment, net represents either the actual purchase price of the property plus capitalized title fees and capitalized acquisition expenses, net of accumulated depreciation or the anticipated purchase price plus estimated capitalized title fees and capitalized acquisition expenses, net of estimated accumulated depreciation for any property purchases that have not yet closed. The Company allocates 20% of the purchase price to land and 80% of the purchase price to building.
    Due to related party represents advances from Manager for the acquisition of the property, capitalized acquisition expenses and title fees, acquisition expenses, insurance and taxes.
  Statement of Income
    Depreciation expense is based on depreciable life of the building of 27.5 years prorated for the year ended December 31, 2023.
    Other operating expenses represent estimated acquisition expense fees associated with the acquisition of each property.
    Insurance is the estimated annual insurance costs prorated during the year ended December 31, 2023.
    Taxes is the estimated annual real estate tax expense prorated during the year ended December 31, 2023.

F-5

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

2.1	Certificate of Formation of Ark7 Properties Plus LLC*
2.2	Operating Agreement of Ark7 Properties Plus LLC*
3.1	Series #WGI3Z Series Designation*
3.2	Series #0XYT6 Series Designation*
3.3	Series # ZIE3T Series Designation*
3.4	Series #JTDXY Series Designation*
3.5	Series #FTWDS Series Designation*
3.6	Series #P7FJ5 Series Designation*
3.7	Series #WRA7O Series Designation*
3.8	Series #SOV9W Series Designation*
3.9	Series #QGXF0 Series Designation*
3.10	Series #NHMOP Series Designation*
3.11	Series #RPFUV Series Designation*
3.12	Series #ORHOF Series Designation*
3.13	Series #DIVTU Series Designation*
3.14	Series #OJXLW Series Designation
3.15	Series #ZAUH4 Series Designation
3.16	Series #EYPIR Series Designation
3.17	Series #5VCTK Series Designation
3.18	Series #ET8BV Series Designation
4.1	Form of Series #[______] Subscription Agreement*
6.1	Real Estate Purchase Agreement dated April 15, 2022, between Seller and Series #WGI3Z, as amended*
6.2	Real Estate Purchase Agreement dated July 7, 2022 between Seller and Series #0XYT6, as amended*
6.3	Real Estate Purchase Agreement dated August 2, 2022 between Seller and Series #ZIE3T*
6.4	Real Estate Purchase Agreement dated August 15, 2022 between Seller and Series #JTDXY*
6.5	Real Estate Purchase Agreement between Seller and Ark7 for the property located at 1527 Iris Walk, Jonesboro, GA 30238*
6.6	Real Estate Purchase Agreement between Seller and Ark7 for the property located at 1541 Iris Walk Jonesboro, GA 30238*
6.7	Real Estate Purchase Agreement between Seller and Ark7 Properties Plus LLC - Series #WRA7O*
6.8	Assignment and Sale and Purchase Agreement between Ark7 and Ark7 Properties Plus LLC - Series #FTWDS LLC*
6.9	Assignment of Sale and Purchase Agreement between Ark7 and Ark7 Properties Plus LLC - Series #P7FJ5 LLC*
6.10	Real Estate Purchase Agreement between Seller and Series #SOV9W*
6.11	Real Estate Purchase Agreement between Seller and Series #QGXF0*
6.12	Asset Management Agreement between Ark7 Properties Plus LLC - Series #WGI3Z and Ark7 Inc. dated April 15, 2022*
6.13	Asset Management Agreement between Ark7 Properties Plus LLC - Series #0XYT6 dated July 1, 2022*
6.14	Asset Management Agreement between Ark7 Properties Plus LLC - Series #ZIE3T dated August 1, 2022*
6.15	Asset Management Agreement between Ark7 Properties Plus LLC - Series #JTDXY dated August 1, 2022*
6.16	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #FTWDS LLC*
6.17	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #P7FJ5 LLC*
6.18	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #WRA7O*
6.19	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #SOV9W*
6.20	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #QGXF0*
6.21	Inter-company Loan Agreement between Ark7 Inc. and Series #WGI3Z*
6.22	Inter-company Loan Agreement between Ark7 Inc. and Series #0XYT6*
6.23	Inter-company Loan Agreement between Ark7 Inc. and Series # ZIE3T*
6.24	Inter-company Loan Agreement between Ark7 Inc. and Series #JTDXY*
6.25	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Ark7 Properties Plus LLC - Series #FTWDS LLC*
6.26	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Ark7 Properties Plus LLC - Series #P7FJ5 LLC*
6.27	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #WRA7O*
6.28	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #SOV9W*
6.29	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series QGXF0*
6.30	Form of Lease Agreement*
6.31	Real Estate Purchase Agreement dated August 2, 2022 between Seller and Series #NHMOP*
6.32	Real Estate Purchase Agreement dated August 15, 2022 between Seller and Series #RPFUV*
6.33	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #NHMOP*
6.34	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #RPFUV*
6.35	Inter-company Loan Agreement between Ark7 Properties Plus and Series #NHMOP*
6.36	Inter-company Loan Agreement between Ark7 Properties Plus and Series #RPFUV*
6.37	Real Estate Purchase Agreement dated October 30, 2023 between Seller and Series #ORHOF*
6.38	Real Estate Purchase Agreement dated December 20, 2023 between Seller and Series #DIVTU*
6.39	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #ORHOF*
6.40	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #DIVTU*
6.41	Inter-company Loan Agreement between Ark7 Properties Plus and Series #ORHOF*
6.42	Inter-company Loan Agreement between Ark7 Properties Plus and Series #DIVTU*
6.43	Real Estate Purchase Agreement dated April 18, 2024 between Seller and Series #OJXLW
6.44	Real Estate Purchase Agreement dated May 20, 2024 between Seller and Series #ZAUH4
6.45	Real Estate Purchase Agreement dated May 20, 2024 between Seller and Series #EYPIR
6.46	Real Estate Purchase Agreement dated May 20, 2024 between Seller and Series #5VCTK
6.47	Real Estate Purchase Agreement dated May 24, 2024 between Seller and Series #ET8BV
6.48	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #OJXLW
6.49	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #ZAUH4
6.50	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #EYPIR
6.51	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #5VCTK
6.52	Asset Management Agreement between Ark7 and Ark7 Properties Plus LLC - Series #ET8BV
6.53	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #OJXLW
6.54	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #ZAUH4
6.55	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #EYPIR
6.56	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #5VCTK
6.57	Inter-company Loan Agreement between Ark7 Properties Plus LLC and Series #ET8BV
9.1	Letter regarding change in accountant from George Dimov CPA dated April 30, 2023*
11.1	Accountants Consent
12.1	CrowdCheck Opinion

____________________

* Previously Filed

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of California, on June 3, 2024.

Ark7 Properties Plus LLC a Delaware series limited liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Ark7 Properties Plus LLC a Delaware series liability company

By	/s/ Ark7 Inc., a Delaware corporation
Its: Managing Member

	By:	/s/ Yizhen Zhao
	Name:	Yizhen Zhao
	Title:	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Ark7 Inc., Managing Member of Ark7 Properties Plus LLC
	Date:	June 3, 2024

III-2